1 Earnings Release and Supplemental Report fourth quarter 2017 65 Hayden Boston, MA

2 Earnings Release 3 Overview 10 Consolidated Financial Statements 11 Portfolio Summary 15 Same Property Portfolio 17 Capitalization and Debt 18 Investment Summary - Acquisitions, Fundings & Dispositions 21 Developments and Redevelopments 23 Capital Expenditures 25 Portfolio Diversification 27 Expirations and Maturities 29 Triple-net Master Lease Profile 30 Portfolio Senior Housing Triple-net 31 Senior Housing Operating Portfolio 34 Life Science 40 Medical Office 43 Other 46 Unconsolidated Joint Ventures 49 Guidance 50 Brookdale Transaction - Non-Cash NOI Impact 51 2017 Summary Results 52 Glossary and Debt Ratios 55 Company Information 61 Forward-Looking Statements & Risk Factors 62 Discussion and Reconciliation of Non-GAAP Financial Measures TABLE OF Contents

3 HCP Announces Results for the Fourth Quarter and Year Ended 2017   IRVINE, CA, February 13, 2018 -- HCP (NYSE:HCP) announced results for the fourth quarter and full year ended December 31, 2017. FOURTH QUARTER 2017 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS   – Net loss, FFO and FFO as adjusted applicable to common shares were $(0.13), $0.11 and $0.48 per share, respectively – Commenced Phase I of Sierra Point, our next major life science development in South San Francisco – Entered into a $115 million participating development financing agreement for a high-rise senior living development in downtown Seattle – Acquired an 11-asset portfolio of medical office buildings for $151 million – Closed on the previously announced $228 million acquisition of the Hayden Research Campus in the Boston life science market – As previously announced, closed on a new $2.0 billion unsecured revolving credit facility – Recognized an $84 million impairment on our Tandem debt investment – Announced Mike McKee to step down from his role as Executive Chairman and retire from HCP's Board of Directors at the upcoming Annual Meeting – Named as a 2017 ENERGY STAR Partner of the Year for outstanding efforts to improve our properties' energy efficiency FULL YEAR 2017 HIGHLIGHTS – Net income, FFO and FFO as adjusted applicable to common shares were $0.88, $1.41 and $1.95 per share, respectively – Achieved year-over-year Total SPP Cash NOI growth of 3.4% – Significantly lowered our Brookdale Senior Living, Inc. ("Brookdale") tenant concentration with $1.6 billion of closed dispositions and entered into additional strategic transactions which, when combined, result in a more diversified senior housing operator portfolio, improved triple-net lease coverage, and a stronger balance sheet – Closed $562 million of acquisitions, including our entry into the Boston life science market – Enhanced our financial position with $1.4 billion of debt repayments – Substantially exited our high-risk mezzanine debt investments, generating proceeds of $500 million – Launched sales process for our remaining U.K. investments – Executed 4.1 million square feet of leasing across our medical office and life science portfolios – Recognized for our continued leadership and performance by several prominent Environmental, Social and Governance ("ESG") benchmarking institutions – Enhanced corporate governance by opting out of provisions of the Maryland Unsolicited Takeover Act ("MUTA") and adopting majority-vote standard for stockholder bylaw amendments

FOURTH QUARTER COMPARISON

(in thousands, except per share amounts)	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016		
	Amount	Diluted Per Share	Amount	Diluted Per Share	Per Share Change
Net income (loss)[(1)]	**$ (59,298)**	**$ (0.13)**	**$ 58,440**	**$ 0.12**	**$ (0.25)**
FFO	$ 52,884	$ 0.11	$ 162,264	$ 0.35	$ (0.24)
Transaction-related items[(2)]	60,100	0.13	62,016	0.13	—
Other impairments (recoveries), net[(3)]	84,374	0.18	—	—	0.18
Severance and related charges	1,111	—	2,501	—	—
Loss on debt extinguishments[(4)]	—	—	46,020	0.10	(0.10)
Litigation costs[(5)]	8,130	0.02	3,081	0.01	0.01
Casualty-related charges (recoveries), net	2,039	—	—	—	—
Foreign currency remeasurement losses (gains)	(58)	—	318	—	—
Tax rate legislation impact[(6)]	17,028	0.04	—	—	0.04
FFO as adjusted	**$ 225,608**	**$ 0.48**	**$ 276,200**	**$ 0.59**	**$ (0.11)**
FFO as adjusted from QCP	—	—	(26,948)	(0.06)	0.06
Comparable FFO as adjusted[(7)]	**$ 225,608**	**$ 0.48**	**$ 249,252**	**$ 0.53**	**$ (0.05)**
FAD	**$ 182,603**		**$ 251,251**		

(1) For the fourth quarter 2017 and 2016, net income includes net gain on sales of real estate of $0.07 per share and $0.14 per share (of which $0.04 per share is reflected in equity income from unconsolidated joint ventures), respectively.

(2) For the three months ended December 31, 2017, includes $55 million of net non-cash charges related to the right to terminate certain triple-net leases and management agreements in conjunction with the November 2017 Brookdale transaction. For the three months ended December 31, 2016, primarily relates to the spin-off (the "Spin-Off") of Quality Care Properties, Inc. ("QCP").

(3) Represents the impairment on our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan").

(4) Represents penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the Spin-Off.

(5) For the three months ended December 31, 2017, primarily relates to a legal settlement. For the three months ended December 31, 2016, primarily relates to costs from securities class action litigation.

(6) Represents the remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act that was signed into legislation on December 22, 2017.

(7) Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the Spin-Off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the Spin-Off.

4

FULL YEAR COMPARISON

(in thousands, except per share amounts)	Year Ended December 31, 2017 Amount	Diluted Per Share	Year Ended December 31, 2016 Amount	Diluted Per Share	Per Share Change
Net income (loss)[1]	**$ 413,013**	**$ 0.88**	**$ 626,549**	**$ 1.34**	**$ (0.46)**
FFO	$ 661,113	$ 1.41	$ 1,119,153	$ 2.39	$ (0.98)
Transaction-related items[2]	62,576	0.13	96,586	0.20	(0.07)
Other impairments (recoveries), net[3]	92,900	0.20	—	—	0.20
Severance and related charges	5,000	0.01	16,965	0.04	(0.03)
Loss on debt extinguishments[4]	54,227	0.11	46,020	0.10	0.01
Litigation costs[5]	15,637	0.03	3,081	0.01	0.02
Casualty-related charges (recoveries), net	10,964	0.02	—	—	0.02
Foreign currency remeasurement losses (gains)	(1,043)	—	585	—	—
Tax rate legislation impact[6]	17,028	0.04	—	—	0.04
FFO as adjusted	**$ 918,402**	**$ 1.95**	**$ 1,282,390**	**$ 2.74**	**$ (0.79)**
FFO as adjusted from QCP	$ —	$ —	$ (328,341)	$ (0.70)	$ 0.70
Comparable FFO as adjusted[7]	**$ 918,402**	**$ 1.95**	**$ 954,049**	**$ 2.04**	**$ (0.09)**
FAD	**$ 803,720**		**$ 1,215,696**		

(1) 2017 net income includes net gain on sales of real estate of $0.76 per share and 2016 net income includes: (i) net gain on sales of real estate of $0.39 per share (of which $0.04 per share is reflected in equity income from unconsolidated joint ventures) and (ii) $0.04 per share of interest income from monetizing three senior housing development loans.
(2) For the year ended December 31, 2017, includes $55 million of net non-cash charges related to the right to terminate certain triple-net leases and management agreements in conjunction with the November 2017 Brookdale transaction. For the year ended December 31, 2016, primarily relates to the Spin-Off.
(3) Represents $144 million of impairments on our Tandem Mezzanine Loan throughout 2017, net of a $51 million impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.
(4) For the year ended December 31, 2017, represents the premium associated with the prepayment of $500 million of senior unsecured notes. For the year ended December 31, 2016, penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the Spin-Off.
(5) For the year ended December 31, 2017, relates to costs from securities class action litigation and a legal settlement. For the year ended December 31, 2016, primarily relates to costs from securities class action litigation.
(6) Represents the remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act that was signed into legislation on December 22, 2017.
(7) Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the Spin-Off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the Spin-Off.

FFO, FFO as adjusted, FAD, Comparable FFO as adjusted, and Total SPP NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See "December 31, 2017 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

5

SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The table below outlines the same property portfolio operating results for the quarter and full year:

	Year-Over-Year Total SPP Cash NOI Growth[1]	
	Three Months	Full Year
Senior housing triple-net	2.6%	5.6%
Senior housing operating portfolio ("SHOP")[2]	(8.3%)	0.2%
Life science	5.1%	4.2%
Medical office	2.1%	3.0%
Other non-reportable segments ("Other")[3]	1.5%	1.2%
Total Portfolio	**1.2%**	**3.4%**

(1) Total SPP Cash NOI represents SPP Cash NOI plus our pro rata share of Cash NOI from our unconsolidated joint ventures. See "December 31, 2017 Discussion and Reconciliation of Non-GAAP Financial Measures" for definition, discussion of its uses and inherent limitations, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

(2) The fourth quarter 2017 SHOP Total SPP Cash NOI growth rate was impacted by: (i) outsized volume purchase rebates recorded in the fourth quarter of 2016 (3.0%); (ii) a portfolio of recently acquired and transitioned assets entering the SPP pool in fourth quarter 2017 prior to reaching stabilized occupancy (2.8%); (iii) an increase in sales and marketing expenses in fourth quarter 2017 to catch up from lower spend during the first half of 2017 and to better position the portfolio for 2018 (2.3%); and (iv) under-accrual by an operator of a utility bill which was provisioned for in fourth quarter 2017 (1.0%). Adjusting for these items, normalized fourth quarter 2017 SHOP Total SPP Cash NOI growth would be 0.8%.

(3) Other primarily includes our hospitals and U.K. real estate investments.

BROOKDALE TRANSACTIONS UPDATE

In December 2017, we closed on the acquisition of Brookdale's 10% interest in the RIDEA III joint venture for $32 million. We anticipate closing on both the purchase of Brookdale's 10% interest in the RIDEA I joint venture for $63 million and the sale of six assets to Brookdale for $275 million near the end of the first quarter 2018.

We continue to expect the sale of our remaining 40% interest in the RIDEA II joint venture to Columbia Pacific Advisors LLC ("CPA") for $332 million to close mid-2018.

In addition, we are in the process of selling or transitioning 36 senior housing operating properties and 32 triple-net leased communities currently operated by Brookdale.

Upon completion, these transactions will significantly reduce our Brookdale concentration, improve lease coverage of our remaining triple-net assets leased to Brookdale, increase tenant diversification in our portfolio, and enhance our balance sheet and credit profile.

DEVELOPMENTS AND ACQUISITIONS

THE COVE AND SIERRA POINT LIFE SCIENCE DEVELOPMENT UPDATE

During 2017, we placed $200 million of development in service at The Cove, our premier $720 million, class-A life science development project in South San Francisco. With Phases I & II of The Cove fully-leased, and strong interest in Phase III of the project, we recently commenced Sierra Point, our next life science development in the South San Francisco market.

Sierra Point is a 600,000 square foot multi-building campus designed to be developed in phases as demand dictates. Phase I will consist of approximately 215,000 square feet with an estimated cost of $220 million and an initial delivery expected in late 2019.

We are the largest life science landlord in South San Francisco with over three million square feet. HCP and its predecessor company have successfully delivered numerous life science developments in South San Francisco since the mid-1990s.

620 TERRY PARTICIPATING DEVELOPMENT FINANCING

In December, we entered into a participating debt financing arrangement with CPA to fund the construction of 620 Terry, a $147 million, 243-unit urban senior living development located in the First Hill neighborhood of Downtown Seattle. We will provide a participating development loan of up to $115 million. Upon expected completion in 2019, 620 Terry will be operated by Leisure Care, LLC, a leading senior housing operator, and offer a mix of independent-living, assisted-living, and memory care units.

6

7 ACQUISITIONS For the fourth quarter, we announced $424 million of acquisitions, bringing our year-to-date total acquisitions to $562 million. Significant transactions during the quarter included:   In November, we acquired The Residence at Watertown Square, a 90-unit senior housing community located in the Boston suburb of Watertown, Massachusetts for $45 million. We own the community in a consolidated joint venture with LCB Senior Living, LLC, a leading senior housing developer and operator focused on the New England region. In December, we closed on the previously announced $228 million acquisition of the Hayden Research Campus located in the Boston suburb of Lexington. The Hayden acquisition allowed us to enter the Boston life science market with immediate scale and align with a leading local developer, owner and operator, King Street Properties. The 400,000 square foot campus comprises two existing buildings leased to major life science anchor tenants, including subsidiaries of Shire plc and Merck & Co., Inc. Additionally, King Street is currently seeking approvals for the joint venture to develop 209,000 square feet of life science space on the campus. The acquisition complements our sizable San Francisco and San Diego life science portfolios and provides us with an additional market for investment opportunity over time. In December, we acquired 11 off-campus medical office buildings for $151 million. The 378,000 square foot portfolio is anchored by leading hospitals and was 97% occupied as of December 31, 2017. The portfolio has a weighted average remaining lease term of eight years and an average building age of eight years. TANDEM DEBT INVESTMENT UPDATE During our fourth quarter 2017 financial statement close process, we recorded an $84 million impairment on our Tandem debt investment and reduced the carrying value to $105 million. We are actively evaluating and pursuing a range of strategic alternatives from selling our loan position to foreclosing on the collateral. This investment represents our last meaningful exposure to both post-acute/ skilled-nursing assets and highly-leveraged mezzanine investments. BALANCE SHEET UPDATE As previously announced, in October, we closed on a new $2.0 billion unsecured revolving credit facility. The new facility reduced our funded interest cost by five basis points and has a maturity date of October 19, 2021, plus two six-month extension options at our discretion. Based on our current senior unsecured long-term debt ratings, the facility bears interest annually at LIBOR plus 100 basis points and has a facility fee of 20 basis points. The facility also includes the ability to increase the commitments by an aggregate amount up to $750 million, subject to securing additional commitments.   At December 31, 2017, we had $1.0 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility and no major senior notes or secured debt maturities until 2019. EXECUTIVE LEADERSHIP As previously announced, Mike McKee will step down from his role as Executive Chairman, effective March 1, 2018, and retire from the Board of Directors at HCP's Annual Meeting. To help facilitate a smooth transition, Mr. McKee will work with the Company in a consulting capacity until HCP's Annual Meeting. Dave Henry, previously the Lead Independent Director, has been appointed to serve as non-executive Chairman.   DIVIDEND On February 1, 2018, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on March 2, 2018 to stockholders of record as of the close of business on February 15, 2018. A copy of the press release is available in the Investor Relations section of our website at http://ir.hcpi.com.   SUSTAINABILITY HCP’s leadership and performance in ESG standards was recognized by the CDP 2017 Climate Change Program (formerly Carbon Disclosure Project).  We received a score of A- for our disclosure in CDP’s annual investor survey and were named to the Leadership Band. CDP collects and publishes the environmental data on behalf of more than 800 investors with assets of $100 trillion. We were also named a 2017 ENERGY STAR Partner of the Year by the U.S. Environmental Protection Agency and the U.S. Department of Energy for outstanding efforts to improve our properties' energy efficiency. Additionally, we were included in The Sustainability Yearbook 2018, a listing of the world’s most sustainable companies.  The list is compiled according to the results of RobecoSAM’s annual Corporate Sustainability Assessment, which also determines constituency for the Dow Jones Sustainability Index (“DJSI”) series. HCP was named to the DJSI North America and World indices for the 5th and 3rd consecutive times, respectively, earlier this year. More information about our sustainability efforts is available on our website at www.hcpi.com/sustainability.

8 _______________________________________ (1) Effective 2018, unconsolidated joint ventures, including our CCRC joint venture, will be removed from our same property portfolio in order to better align with how management views our business and improve comparability of our results to those of our peers. For additional detail and information, see "2018 Guidance section of the December 31, 2017 Supplemental Report" and "December 31, 2017 Discussion and Reconciliation of Non-GAAP Financial Measures" on the Investor Relations section of our website at http://ir.hcpi.com/. COMPANY INFORMATION HCP has scheduled a conference call and webcast for Tuesday, February 13, 2018, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter and year ended December 31, 2017. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 1361246. You may also access the conference call via webcast at www.hcpi.com. This link can be found in the “News and Events” section, which is under “Investor Relations”. Through February 28, 2018, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10116085. Our Supplemental Report for the current period is available, with this earnings release, on our website in the “Financial Information” section under “Investor Relations.” ABOUT HCP HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across life science, medical office and senior housing. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.   2018 GUIDANCE For full year 2018, we have established the following guidance ranges: • Net income per share applicable to common shares of $0.79 to $0.85 • FFO per share of $1.73 to $1.79 • FFO as adjusted per share of $1.77 to $1.83 • SPP Cash NOI to increase 0.25% to 1.75% These estimates do not reflect the potential impact from any unannounced future transactions other than capital recycling activities. For additional detail, assumptions, and information regarding these estimates, refer to the “Projected Full Year 2018 SPP Cash NOI” table below, the 2018 Guidance section of our corresponding Supplemental Report, and Discussion and Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://ir.hcpi.com. Projected Full Year 2018 SPP Cash NOI(1) Low High Senior housing triple-net 0.50% 1.50% SHOP (4.00%) 0.00% Life science 0.25% 1.25% Medical office 1.75% 2.75% Other 0.50% 1.50% SPP Growth 0.25% 1.75%

9 FORWARD-LOOKING STATEMENTS Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) all statements under the heading “2018 Guidance,” including without limitation with respect to expected net income, FFO per share, FFO as adjusted per share, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected Full Year 2018 SPP Cash NOI” table in this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; (iii) statements regarding leadership changes; and (iv) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the headings “Brookdale Transactions Update,” "Developments and Acquisitions” and “Tandem Debt Investment Update.” Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.       CONTACT   Andrew Johns Vice President – Finance and Investor Relations 949-407-0400

The Numbers

Overview[1]

As of and for the quarter and year ended December 31, 2017 and the year ending December 31, 2018, dollars, square feet and shares in thousands, except per share data

	4Q17	Full Year 2017	Full Year 2018 Guidance (February 13, 2018)
Financial Metrics			
Diluted earnings per common share	$(0.13)	$0.88	$0.79 - $0.85
Diluted FFO per common share	$0.11	$1.41	$1.73 - $1.79
Diluted FFO as adjusted per common share	$0.48	$1.95	$1.77 - $1.83
Dividends per common share	$0.37	$1.48	$1.48
Total rental and operating revenues[2]	$524,802	$2,127,326	
Total NOI[2][3]	258,658	1,201,830	
Total Cash NOI and interest income[2]	318,537	1,315,488	
Same Property Portfolio Total Cash NOI Growth			
Senior housing triple-net	2.6%	5.6%	0.50% - 1.50%
SHOP[4]	(8.3%)	0.2%	(4.0%) - 0.00%
Life science	5.1%	4.2%	0.25% - 1.25%
Medical office	2.1%	3.0%	1.75% - 2.75%
Other	1.5%	1.2%	0.50% - 1.50%
Total Portfolio	**1.2%**	**3.4%**	**0.25% - 1.75%**

	4Q17
Capitalization	
Common stock outstanding and DownREIT units	476,053
Total Market Equity	$ 12,415,462
Total Debt	$ 8,231,541

	4Q17	Full Year 2017
Debt Ratios		
Financial Leverage	45.6%	45.6%
Secured Debt Ratio	1.7%	1.7%
Net Debt to Adjusted EBITDA	6.8x	6.6x
Adjusted fixed charge coverage	3.8x	3.7x

	Property Count	Capacity	Unit of Measure	Occupancy
Portfolio Statistics				
Senior housing triple-net	181	18,331	Units	86.3%
SHOP	176	27,212	Units	86.5%
Life science	135	8,005	Sq. Ft.	93.8%
Medical office	257	18,749	Sq. Ft.	91.8%
Other	79	N/A	N/A	N/A
Total	**828**	N/A	N/A	N/A

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation.

(2) Includes the Company's share of unconsolidated joint ventures ("JVs") and activity from assets sold and held for sale during the periods presented.

(3) Includes non-cash adjustments related to the Brookdale Transaction. For further discussion, see "Brookdale Transaction - Non-Cash NOI Impact" on page 51 of this report.

(4) The fourth quarter 2017 SHOP Total SPP Cash NOI growth rate was impacted by: (i) outsized volume purchase rebates recorded in the fourth quarter of 2016 (3.0%); (ii) a portfolio of recently acquired and transitioned assets entering the SPP pool in fourth quarter 2017 prior to reaching stabilized occupancy (2.8%); (iii) an increase in sales and marketing expenses in fourth quarter 2017 to catch up from lower spend during the first half of 2017 and to better position the portfolio for 2018 (2.3%); and (iv) under-accrual by an operator of a utility bill which was provisioned for in fourth quarter 2017 (1.0%). Adjusting for these items, normalized fourth quarter 2017 SHOP Total SPP Cash NOI growth would be 0.8%.

10

11 December 31, 2017 December 31, 2016 Assets Real estate: Buildings and improvements $ 11,239,732 $ 11,692,654 Development costs and construction in progress 447,976 400,619 Land 1,785,865 1,881,487 Accumulated depreciation and amortization (2,741,695) (2,648,930) Net real estate 10,731,878 11,325,830 Net investment in direct financing leases 714,352 752,589 Loans receivable, net 313,326 807,954 Investments in and advances to unconsolidated joint ventures 800,840 571,491 Accounts receivable, net of allowance of $4,425 and $4,459, respectively 40,733 45,116 Cash and cash equivalents 55,306 94,730 Restricted cash 26,897 42,260 Intangible assets, net 410,082 479,805 Assets held for sale, net 417,014 927,866 Other assets, net 578,033 711,624 Total assets $ 14,088,461 $ 15,759,265 Liabilities and Equity Bank line of credit $ 1,017,076 $ 899,718 Term loans 228,288 440,062 Senior unsecured notes 6,396,451 7,133,538 Mortgage debt 144,486 623,792 Other debt 94,165 92,385 Intangible liabilities, net 52,579 58,145 Liabilities of assets held for sale, net 14,031 3,776 Accounts payable and accrued liabilities 401,738 417,360 Deferred revenue 144,709 149,181 Total liabilities 8,493,523 9,817,957 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 469,435,678 and 468,081,489 shares issued and outstanding, respectively 469,436 468,081 Additional paid-in capital 8,226,113 8,198,890 Cumulative dividends in excess of earnings (3,370,520) (3,089,734) Accumulated other comprehensive income (loss) (24,024) (29,642) Total stockholders' equity 5,301,005 5,547,595 Joint venture partners 117,045 214,377 Non-managing member unitholders 176,888 179,336 Total noncontrolling interests 293,933 393,713 Total equity 5,594,938 5,941,308 Total liabilities and equity $ 14,088,461 $ 15,759,265 HCP, Inc. Consolidated Balance Sheets In thousands, except share and per share data

HCP, Inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
	(unaudited)			
Revenues:				
Rental and related revenues	$ 255,006	$ 286,968	$ 1,071,153	$ 1,159,791
Tenant recoveries	36,702	34,565	142,496	134,280
Resident fees and services	132,587	186,118	524,275	686,835
Income from direct financing leases	13,701	14,789	54,217	59,580
Interest income	5,263	17,510	56,237	88,808
Total revenues	**443,259**	**539,950**	**1,848,378**	**2,129,294**
Costs and expenses:				
Interest expense	71,882	103,148	307,716	464,403
Depreciation and amortization	136,833	146,927	534,726	568,108
Operating	198,669	195,648	666,251	738,399
General and administrative	21,485	20,600	88,772	103,611
Transaction costs	5,459	3,760	7,963	9,821
Impairments (recoveries), net	84,374	—	166,384	—
Total costs and expenses	**518,702**	**470,083**	**1,771,812**	**1,884,342**
Other income (expense):				
Gain (loss) on sales of real estate, net	33,789	45,093	356,641	164,698
Loss on debt extinguishments	—	(46,020)	(54,227)	(46,020)
Other income (expense), net	(9,303)	(1,410)	31,420	3,654
Total other income (expense), net	**24,486**	**(2,337)**	**333,834**	**122,332**
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**(50,957)**	**67,530**	**410,400**	**367,284**
Income tax benefit (expense)	(13,297)	(3,372)	1,333	(4,473)
Equity income (loss) from unconsolidated joint ventures	6,330	15,388	10,901	11,360
Income (loss) from continuing operations	**(57,924)**	**79,546**	**422,634**	**374,171**
Discontinued operations:				
Income (loss) before transaction costs and income taxes	—	40,470	—	400,701
Transaction costs	—	(58,256)	—	(86,765)
Income tax benefit (expense)	—	(460)	—	(48,181)
Total discontinued operations	**—**	**(18,246)**	**—**	**265,755**
Net income (loss)	**(57,924)**	**61,300**	**422,634**	**639,926**
Noncontrolling interests' share in earnings	(778)	(2,639)	(8,465)	(12,179)
Net income (loss) attributable to HCP, Inc.	**(58,702)**	**58,661**	**414,169**	**627,747**
Participating securities' share in earnings	(596)	(221)	(1,156)	(1,198)
Net income (loss) applicable to common shares	**$ (59,298)**	**$ 58,440**	**$ 413,013**	**$ 626,549**
Earnings per common share:				
Basic	$ (0.13)	$ 0.12	$ 0.88	$ 1.34
Diluted	$ (0.13)	$ 0.12	$ 0.88	$ 1.34
Weighted average shares used to calculate earnings per common share:				
Basic	**469,229**	**467,979**	**468,759**	**467,195**
Diluted	**469,229**	**468,210**	**468,935**	**467,403**

12

HCP, Inc.

Funds From Operations

In thousands, except per share data

(unaudited)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Net income (loss) applicable to common shares	$ (59,298)	$ 58,440	$ 413,013	$ 626,549
Real estate related depreciation and amortization	136,833	147,415	534,726	572,998
Real estate related depreciation and amortization on unconsolidated joint ventures	12,347	12,696	60,058	49,043
Real estate related depreciation and amortization on noncontrolling interests and other	(3,425)	(5,317)	(15,069)	(21,001)
Other depreciation and amortization	1,646	2,998	9,364	11,919
Loss (gain) on sales of real estate, net	(33,789)	(45,093)	(356,641)	(164,698)
Loss (gain) on sales of real estate, net on unconsolidated joint ventures	(1,430)	(16,118)	(1,430)	(16,332)
Loss (gain) on sales of real estate, net on noncontrolling interests	—	226	—	224
Taxes associated with real estate dispositions[1]	—	7,017	(5,498)	60,451
Impairments (recoveries) of real estate, net	—	—	22,590	—
FFO applicable to common shares	**$ 52,884**	**$ 162,264**	**$ 661,113**	**$ 1,119,153**
Distributions on dilutive convertible units	—	—	—	8,732
Diluted FFO applicable to common shares	**$ 52,884**	**$ 162,264**	**$ 661,113**	**$ 1,127,885**
Diluted FFO per common share	**$ 0.11**	**$ 0.35**	**$ 1.41**	**$ 2.39**
Weighted average shares used to calculate diluted FFO per common share	469,388	468,210	468,935	471,566
Impact of adjustments to FFO:				
Transaction-related items[2]	$ 60,100	$ 62,016	$ 62,576	$ 96,586
Other impairments (recoveries), net[3]	84,374	—	92,900	—
Severance and related charges[4]	1,111	2,501	5,000	16,965
Loss on debt extinguishments[5]	—	46,020	54,227	46,020
Litigation costs[6]	8,130	3,081	15,637	3,081
Casualty-related charges (recoveries), net	2,039	—	10,964	—
Foreign currency remeasurement losses (gains)	(58)	318	(1,043)	585
Tax rate legislation impact[7]	17,028	—	17,028	—
	$ 172,724	$ 113,936	$ 257,289	$ 163,237
FFO as adjusted applicable to common shares	$ 225,608	$ 276,200	$ 918,402	$ 1,282,390
Distributions on dilutive convertible units and other	(98)	2,315	6,657	12,849
Diluted FFO as adjusted applicable to common shares	**$ 225,510**	**$ 278,515**	**$ 925,059**	**$ 1,295,239**
Per common share impact of adjustments on diluted FFO	$ 0.37	$ 0.24	$ 0.54	$ 0.35
Diluted FFO as adjusted per common share	**$ 0.48**	**$ 0.59**	**$ 1.95**	**$ 2.74**
Weighted average shares used to calculate diluted FFO as adjusted per common share	469,388	474,318	473,620	473,340
FFO as adjusted from QCP	$ —	$ 26,948	$ —	$ 328,341
Diluted Comparable FFO as adjusted applicable to common shares[8]	$ 225,510	$ 251,567	$ 925,059	$ 966,898
FFO as adjusted from QCP per common share	$ —	$ (0.06)	$ —	$ (0.70)
Diluted Comparable FFO as adjusted per common share	**$ 0.48**	**$ 0.53**	**$ 1.95**	**$ 2.04**

(1) For the year ended December 31, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the year ended December 31, 2016, represents income tax expense associated with the state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCRMC real estate portfolio.

(2) For the three months and year ended December 31, 2017, includes $55 million of net non-cash charges related to the right to terminate certain triple-net leases and management agreements in conjunction with the November 2017 Brookdale transaction. For the three months and year ended December 31, 2016, primarily relates to the Spin-Off.

(3) For the three months ended December 31, 2017, represents the impairment on our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan"). For the year ended December 31, 2017, represents $144 million of impairments on our Tandem Mezzanine Loan throughout 2017, net of a $51 million impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(4) For the year ended December 31, 2017, primarily relates to the departure of our former Executive Vice President and Chief Accounting Officer. For the year ended December 31, 2016, primarily relates to the departure of our former President and Chief Executive Officer.

(5) For the year ended December 31, 2017, represents the premium associated with the prepayment of $500 million of senior unsecured notes. For the three months and year ended December 31, 2016, represents penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the Spin-Off.

(6) For the three months ended December 31, 2017, primarily relates to a legal settlement. For the year ended December 31, 2017, relates to costs from securities class action litigation and a legal settlement. For the three months and year ended December 31, 2016, primarily relates to costs from securities class action litigation. See Note 3 in the Consolidated Financial Statements for the year ended December 31, 2017 included in the Company's Annual Report on Form 10-K filed with the SEC for additional information.

(7) Represents the remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act that was signed into legislation on December 22, 2017.

(8) Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the Spin-Off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the Spin-Off.

13

HCP, Inc.

Funds Available for Distribution
In thousands
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,	
	2017	2016	2017	2016
FFO as adjusted applicable to common shares	$ 225,608	$ 276,200	$ 918,402	$ 1,282,390
Amortization of deferred compensation[(1)]	3,180	2,687	13,510	15,581
Amortization of deferred financing costs	3,428	4,416	14,569	20,014
Straight-line rents	(5,881)	(5,980)	(23,933)	(27,560)
FAD capital expenditures[(2)]	(44,272)	(27,231)	(124,176)	(93,407)
Lease restructure payments	305	2,124	1,470	16,604
CCRC entrance fees[(3)]	6,949	4,763	21,385	21,287
Deferred income taxes[(4)]	(4,967)	(4,714)	(15,490)	(13,692)
Other FAD adjustments	(1,747)	(1,014)	(2,017)	(5,521)
FAD applicable to common shares	**$ 182,603**	**$ 251,251**	**$ 803,720**	**$ 1,215,696**
Distributions on dilutive convertible units	—	2,466	—	13,088
Diluted FAD applicable to common shares	**$ 182,603**	**$ 253,717**	**$ 803,720**	**$ 1,228,784**

(1) Excludes $0.7 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former Executive Vice President and Chief Accounting Officer, which is included in the severance and related charges for the year ended December 31, 2017. Excludes $7 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former President and Chief Executive Officer, which is included in severance and related charges for the year ended December 31, 2016.

(2) Includes our share of recurring capital expenditures, leasing costs, and tenant and capital improvements from unconsolidated joint ventures.

(3) Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

(4) Excludes $17 million of deferred tax expenses, which is included in tax rate legislation impact for the three months and year ended December 31, 2017. Additionally, the year ended December 31, 2017, excludes $1 million of deferred tax benefit from the casualty-related charges, which is included in casualty-related charges (recoveries), net.

14

Portfolio Summary

As of and for the quarter ended December 31, 2017, dollars in thousands

	Property Count	Age	Investment	Total Cash NOI and Interest	Private Pay %[1]
Property Portfolio					
Senior housing triple-net	181	19	$ 3,569,085	$ 77,265	93.0
SHOP	101	22	2,606,937	38,084	97.7
Life science	120	20	4,075,534	71,309	100.0
Medical office	243	23	4,088,786	74,163	100.0
Other	76	32	953,513	26,771	80.4
	721	**22**	**$ 15,293,855**	**$ 287,592**	**96.0**
Debt Investments					
Other	—	N/A	$ 332,015	$ 5,263	—
HCP's Share of Unconsolidated JVs[2]					
SHOP	72	22	$ 1,191,030	$ 23,171	84.4
Life science	4	21	87,971	1,676	100.0
Medical office	3	23	17,019	425	100.0
Other	3	47	7,661	410	14.4
	82	**22**	**$ 1,303,681**	**$ 25,682**	**84.6**
Developments					
SHOP (Unconsolidated JVs)	2	N/A	$ 15,547	$ —	—
Life science	9	N/A	272,840	—	—
Medical office	3	N/A	43,044	—	—
	14	**N/A**	**$ 331,431**	**$ —**	**—**
Redevelopments					
SHOP	1	N/A	$ 2,257	$ —	—
Life science	2	N/A	31,243	—	—
Medical office	8	N/A	104,814	—	—
	11	**N/A**	**$ 138,314**	**$ —**	**—**
Total					
Senior housing triple-net	181	19	$ 3,569,085	$ 77,265	93.0
SHOP	176	22	3,815,771	61,255	92.6
Life science	135	20	4,467,588	72,985	100.0
Medical office	257	23	4,253,663	74,588	100.0
Other	79	32	1,293,189	32,444	79.8
	828	**22**	**$ 17,399,296**	**$ 318,537**	**95.0**

TOTAL CASH NOI AND INTEREST INCOME


Other 10%
Senior housing triple-net 24%
N3
Medical office 24%
$318.5M
SHOP 19%
Life science 23%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Total Cash NOI including assets sold in the quarter. Revenues for medical office properties are considered 100% private pay.

(2) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period.

15

Portfolio Summary

For the quarter ended December 31, 2017, dollars in thousands

TOTAL NOI, TOTAL CASH NOI AND INTEREST INCOME

	Total Rental and Operating Revenues(1)	Total Operating Expenses(1)	Total NOI(1)(2)	Total Cash NOI(2)	Interest Income	Total Cash NOI and Interest Income
Wholly-Owned						
Senior housing triple-net	$ 58,214	$ (892)	$ 57,322	$ 77,265	$ —	$ 77,265
SHOP	133,789	(129,265)	4,524	38,084	—	38,084
Life science	96,592	(21,977)	74,615	71,309	—	71,309
Medical office	120,077	(45,266)	74,811	74,163	—	74,163
Other	29,324	(1,269)	28,055	26,771	5,263	32,034
	$ 437,996	**$ (198,669)**	**$ 239,327**	**$ 287,592**	**$ 5,263**	**$ 292,855**
HCP's Share of Unconsolidated JVs						
SHOP	$ 83,673	$ (66,761)	$ 16,912	$ 23,171	$ —	$ 23,171
Life science	2,013	(390)	1,623	1,676	—	1,676
Medical office	692	(306)	386	425	—	425
Other	428	(18)	410	410	—	410
	$ 86,806	**$ (67,475)**	**$ 19,331**	**$ 25,682**	**$ —**	**$ 25,682**
Total						
Senior housing triple-net	$ 58,214	$ (892)	$ 57,322	$ 77,265	$ —	$ 77,265
SHOP	217,462	(196,026)	21,436	61,255	—	61,255
Life science	98,605	(22,367)	76,238	72,985	—	72,985
Medical office	120,769	(45,572)	75,197	74,588	—	74,588
Other	29,752	(1,287)	28,465	27,181	5,263	32,444
	$ 524,802	**$ (266,144)**	**$ 258,658**	**$ 313,274**	**$ 5,263**	**$ 318,537**

(1) Includes non-cash adjustments related to the Brookdale Transaction. For further discussion, see "Brookdale Transaction - Non-Cash NOI Impact" on page 51 of this report.

(2) Total NOI and Total Cash NOI include $1.3 million and $4.8 million, respectively, attributable to non-controlling interests, excluding DownREITs.

16

Same Property Portfolio

As of December 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

SAME PROPERTY PORTFOLIO RECONCILIATION	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total Property Count	**181**	**176**	**135**	**257**	**79**	**828**
Acquisitions	—	(1)	(4)	(27)	—	(32)
Assets in Development	—	(2)	(9)	(3)	—	(14)
Assets in Redevelopment	—	(1)	(2)	(8)	—	(11)
Assets held for sale	(2)	(6)	(4)	—	—	(12)
Unconsolidated JVs held for sale	—	(49)	—	—	—	(49)
Change in reporting structure	—	(31)	—	—	—	(31)
Completed Developments	—	(2)	(3)	(3)	—	(8)
Assets impacted by casualty event	—	(1)	—	—	—	(1)
Three-Month SPP Property Count	**179**	**83**	**113**	**216**	**79**	**670**
Acquisitions	(5)	(8)	(1)	—	(1)	(15)
Change in reporting structure	—	(8)	—	—	—	(8)
Completed Developments	—	—	—	(1)	—	(1)
Full Year SPP Property Count	**174**	**67**	**112**	**215**	**78**	**646**

THREE-MONTH SPP	Property Count	Investment	% of Property Portfolio based on Investment	Year-Over-Year Occupancy 4Q17	Year-Over-Year Occupancy 4Q16	Year-Over-Year Growth Total SPP NOI	Year-Over-Year Growth Total SPP Cash NOI	Sequential Occupancy 4Q17	Sequential Occupancy 3Q17	Sequential Growth Total SPP NOI	Sequential Growth Total SPP Cash NOI
Senior housing triple-net	179	$ 3,520,582	99	86.4%	88.0%	(1)	2.6%	86.4%	86.2%	(1)	4.5%
SHOP	83	2,718,067	72	87.0%	88.7%	(1)	(8.3%) (2)	87.0%	86.2%	(1)	(2.3%)
Life science	113	3,306,527	79	94.7%	96.0%	5.7%	5.1%	94.7%	96.4%	2.2%	(0.6%)
Medical office	216	3,267,851	80	91.5%	92.4%	0.7%	2.1%	91.5%	91.8%	1.0%	0.9%
Other	79	961,174	100	N/A	N/A	1.9%	1.5%	N/A	N/A	0.4%	0.5%
Total Portfolio	**670**	**$ 13,774,201**	**83**			(1)	**1.2%**			(1)	**1.0%**

FULL YEAR	Property Count	Investment	% of Property Portfolio based on Investment	Year-Over-Year Occupancy 4Q17	Year-Over-Year Occupancy 4Q16	Year-Over-Year Growth Total SPP NOI	Year-Over-Year Growth Total SPP Cash NOI
Senior housing triple-net	174	$ 3,443,021	96	86.5%	87.9%	(1)	5.6%
SHOP	67	2,371,340	62	87.8%	89.5%	(1)	0.2%
Life science	112	3,276,223	79	94.7%	97.1%	3.3%	4.2%
Medical office	215	3,200,422	78	91.5%	92.4%	1.9%	3.0%
Other	78	943,265	98	N/A	N/A	2.4%	1.2%
Total Portfolio	**646**	**$ 13,234,271**	**80**			(1)	**3.4%**

(1) Includes non-cash adjustments related to the Brookdale Transaction. For further discussion, see "Brookdale Transaction - Non-Cash NOI Impact" on page 51 of this report.

(2) The fourth quarter 2017 SHOP Total SPP Cash NOI growth rate was impacted by: (i) outsized volume purchase rebates recorded in the fourth quarter of 2016 (3.0%); (ii) a portfolio of recently acquired and transitioned assets entering the SPP pool in fourth quarter 2017 prior to reaching stabilized occupancy (2.8%); (iii) an increase in sales and marketing expenses in fourth quarter 2017 to catch up from lower spend during the first half of 2017 and to better position the portfolio for 2018 (2.3%); and (iv) under-accrual by an operator of a utility bill which was provisioned for in fourth quarter 2017 (1.0%). Adjusting for these items, normalized fourth quarter 2017 SHOP Total SPP Cash NOI growth would be 0.8%.

17

18 Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION December 31, 2017 Shares Value Total Value Common stock (NYSE: HCP) 469,436 $ 26.08 $ 12,242,891 Convertible partnership (DownREIT) units 6,617 26.08 172,571 Total Market Equity 476,053 $ 12,415,462 Consolidated debt N/A 7,880,466 Total Market Equity and Consolidated Debt 476,053 $ 20,295,928 HCP's share of unconsolidated JV debt N/A 351,075 Total Market Equity and Total Debt 476,053 $ 20,647,003 COMMON STOCK AND EQUIVALENTS Weighted Average Shares Weighted Average Shares Three Months Ended December 31, 2017 Twelve Months Ended December 31, 2017 Shares Outstanding December 31, 2017 Diluted EPS Diluted FFO Diluted FFO as adjusted Diluted EPS Diluted FFO Diluted FFO as adjusted Common stock 469,436 469,229 469,229 469,229 468,759 468,759 468,759 Common stock equivalent securities: Restricted stock units 1,138 — 127 127 120 120 120 Dilutive impact of options 32 — 32 32 56 56 56 Convertible partnership (DownREIT) units 6,617 — — — — — 4,685 Total common stock and equivalents 477,223 469,229 469,388 469,388 468,935 468,935 473,620

Indebtedness and Ratios

As of December 31, 2017, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Total Debt	
	Bank Line of Credit[1]	Term Loan[2]	Amounts	Rates %[3]	Amounts	Rates %[3]	Consolidated Debt	Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2018	$ —	$ —	$ —	—	$ 3,512	—	$ 3,512	$ 22,344	4.31	$ 25,856	3.72
2019	—	228,674	450,000	3.95	3,700	—	682,374	17,660	4.21	700,034	3.23
2020	—	—	800,000	2.79	3,758	5.08	803,758	11,726	4.22	815,484	2.82
2021	1,017,076	—	700,000	5.49	11,117	5.26	1,728,193	41,224	3.98	1,769,417	3.87
2022	—	—	900,000	3.93	2,861	—	902,861	15,536	4.42	918,397	3.92
2023	—	—	800,000	4.39	2,993	—	802,993	4,053	3.96	807,046	4.37
2024	—	—	1,150,000	4.17	3,131	—	1,153,131	935	—	1,154,066	4.15
2025	—	—	1,350,000	3.94	3,276	—	1,353,276	18,911	3.87	1,372,187	3.93
2026	—	—	—	—	3,213	3.04	3,213	942	—	4,155	2.35
2027	—	—	—	—	9,247	5.30	9,247	945	—	10,192	4.81
Thereafter	—	—	300,000	6.88	91,759	4.02	391,759	38,006	3.64	429,765	5.98
Subtotal	**$ 1,017,076**	**$ 228,674**	**$ 6,450,000**		**$ 138,567**		**$ 7,834,317**	**$ 172,282**		**$ 8,006,599**	
Other Debt[5]	—	—	—		—		94,165	180,011		274,176	
(Discounts), premium and debt costs, net	—	(386)	(53,549)		5,919		(48,016)	(1,218)		(49,234)	
Total	**$ 1,017,076**	**$ 228,288**	**$ 6,396,451**		**$ 144,486**		**$ 7,880,466**	**$ 351,075**		**$ 8,231,541**	
Weighted average interest rate %	2.74	1.79	4.19		4.19		3.93	3.99		3.93	
Weighted average maturity in years	3.8	1.0	5.8		19.7		5.7	5.5		5.7	

(1) Includes £105 million ($142 million) translated into U.S. dollars at December 31, 2017. On October 19, 2017, we closed on a new $2.0 billion credit facility which has the following features: (i) initial maturity date of October 19, 2021 with two 6-month committed extension options; (ii) annual interest cost of LIBOR plus 100 basis points and facility fee of 20 basis points based on our current unsecured credit ratings; and (iii) inclusion of a $750 million accordion feature which can be used to increase the facility size, subject to securing additional commitments.
(2) Represents £169 million translated into U.S. dollars at December 31, 2017.
(3) The rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated JVs.
(5) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

19

20 Indebtedness and Ratios As of December 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs DEBT STRUCTURE Weighted Average Balance % of Total Interest Rate Years to Maturity Secured Fixed rate $ 199,529 3 4.18% 15.5 Floating rate 111,320 1 3.89% 5.2 Combined $ 310,849 4 4.07% 11.8 Unsecured Fixed rate 6,450,000 80 4.19% 5.8 Floating rate 1,245,750 16 2.56% 3.3 Combined $ 7,695,750 96 3.92% 5.4 Total Fixed rate 6,649,529 83 4.19% 6.1 Floating rate 1,357,070 17 2.67% 3.4 Combined $ 8,006,599 100 3.93% 5.7 Other debt(1) 274,176 (Discounts), premiums and debt costs, net (49,234) Total Debt $ 8,231,541 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 48% Secured Debt Ratio No greater than 30% 4% Unsecured Leverage Ratio No greater than 60% 51% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.5x Tangible net worth (in billions) No less than $6.5 $8.3 CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa2 (Stable) S&P Global BBB (Positive) Fitch BBB (Stable) (1) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated JVs.

Investment Summary | Acquisitions, Fundings and Repayments

For the three and twelve months ended December 31, 2017, dollars and square feet in thousands

INVESTMENT SUMMARY

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Acquisitions	$ 423,842	$ 561,942
Development fundings	61,459	229,321
Redevelopment fundings	17,454	51,588
Loan fundings	1,906	26,163
Total	**$ 504,661**	**$ 869,014**

ACQUISITIONS[1]

	Date	Capacity	Property Count	Property Type	Purchase Price	Forward Cash Yield[2]
Wateridge[3]	June	124 Sq. Ft.	2	Life science	$ 26,100	
IRA Portfolio	July	138 Sq. Ft.	3	Medical office	48,500	
Shoreline	August	139 Sq. Ft.	1	Life science	63,500	
Watertown	November	90 Units	1	SHOP	45,000	
Hayden	December	397 Sq. Ft.	2	Life science	228,000	
Montecito	December	378 Sq. Ft.	11	Medical office	150,842	
Total			**20**		**$ 561,942**	**6.1%**

DEBT INVESTMENT REPAYMENTS

		Proceeds	
	Date	GBP	USD
Four Seasons[4]	March	£ 111,663	$ 135,682
HC-One[5]	June	282,874	367,227
Total		**£ 394,537**	**$ 502,909**

(1) In December, the Company also acquired Brookdale's 10% interest in the RIDEA III JV for $32 million. The acquisition of Brookdale's 10% interest in the RIDEA I JV for $63 million is expected to close in the first quarter of 2018.

(2) Represents the average yield calculated using projected Cash NOI for the 12-month period following acquisition for stabilized properties, and 2019 Cash NOI for Shoreline and Hayden, which are in lease-up.

(3) In June, the Company acquired two life science facilities in San Diego, CA, including a 50,000 square foot vacant building placed in redevelopment upon acquisition.

(4) Includes $101 million of proceeds from our Four Seasons investment that was placed on cost recovery in 2015. As a result, no interest income was recognized in 2017. The remaining $35 million of proceeds earned a 5.7% yield to maturity.

(5) HC-One debt investment earned an 8.3% yield to maturity.

21

Investment Summary | Dispositions and Assets Held for Sale

For the year ended December 31, 2017, dollars and square feet in thousands

DISPOSITIONS

	Date	Capacity	Property Count	Property Type	Sales Price	Trailing Cash Yield[1]
Salt Lake City, UT	January	324 Sq. Ft.	4	Life science	$ 75,750	
Memphis, TN	January	130 Units	1	SHOP	2,250	
RIDEA II sale of partnership interest[2]	January	N/A	N/A	SHOP	363,200	
Palm Beach Gardens, FL	February	199 Beds	1	Hospital	43,426	
Various Brookdale	March	5,967 Units	64	Senior housing	1,125,000	
San Diego, CA[3]	April	18 Acres	—	Life science	26,750	
San Diego, CA	April	15 Sq. Ft.	1	Life science	4,650	
Conifer, CO	June	10 Sq. Ft.	1	Medical office	750	
Various Brookdale	August	130 Units	2	Senior housing	14,500	
Various, SC	October	133 Units	2	Senior housing	12,000	
Atlantis, FL	November	32 Sq. Ft.	1	Medical office	11,250	
Cincinnati, OH	November	124 Units	1	SHOP	24,000	
Various MOBs	December	70 Sq. Ft.	2	Medical office	2,600	
Various, GA	December	195 Units	3	SHOP	16,750	
HCP's Share of Unconsolidated JVs						
Statesboro, GA	December	60 Beds	1	Skilled Nursing	1,920	
			84		**$ 1,724,796**	**7.7%**

ASSETS HELD FOR SALE

	Held for Sale Date	Capacity	Property Count	Property Type	Projected Sales Price	Trailing Cash Yield[1]
South San Francisco, CA	August	337 Sq. Ft.	4	Life science	$ 269,400	
Various, Brookdale[4]	November	995 Units	6	SHOP / Senior housing	274,858	
West Palm Beach, FL[4]	December	34 Units	1	SHOP	3,350	
Sterling Heights, MI	December	120 Units	1	SHOP	28,000	
HCP's Share of Unconsolidated JVs						
RIDEA II JV[2]	November	5,092 Units	49	SHOP	332,000	
			61		**$ 907,608**	**7.3%**

(1) Represents the average yield calculated using Cash NOI for the 12-month period prior to the sale for dispositions and for the 12-month period ended December 2017 for assets held for sale.

(2) In January 2017, the Company sold a 40% interest in the RIDEA II JV, generating $480 million of proceeds, which included refinancing proceeds. On November 1, 2017, the Company agreed to sell its remaining 40% interest in the RIDEA II JV, generating proceeds of $332 million. The transaction is expected to close in 2018.

(3) Represents the sale of land held for development and is excluded from the trailing yield calculation.

(4) In January 2018, a SHOP asset sold to Brookdale for $32 million and the West Palm Beach asset sold for $3 million.

22

Developments

As of December 31, 2017, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	MSA	Segment	Property Count[1]	Placed in Service[2]	Construction in Process ("CIP")	Cost to Complete	Total at Completion
Wholly-Owned							
Pearland II	Houston, TX	Medical office	1	$ 8,698	$ 8,595	$ 1,507	$ 18,800
Sky Ridge	Denver, CO	Medical office	1	24,429	9,994	3,128	37,551
Cypress	Houston, TX	Medical office	1	21,559	11,481	7,166	40,206
The Cove at Oyster Point - Phase II	San Francisco, CA	Life science	1	105,008	113,792	3,410	222,210
Ridgeview	San Diego, CA	Life science	3	—	44,502	17,498	62,000
The Cove at Oyster Point - Phase III	San Francisco, CA	Life science	2	—	66,306	144,805	211,111
Medical City Dallas Garage	Dallas, TX	Medical office	N/A	—	12,974	3,326	16,300
Sorrento Summit	San Diego, CA	Life science	1	—	1,070	14,930	16,000
Sierra Point - Phase I	San Francisco, CA	Life science	2	—	47,170	171,858	219,028
			12	**$ 159,694**	**$ 315,884**	**$ 367,628**	**$ 843,206**
HCP's Share of Unconsolidated JVs							
Otay Ranch	San Diego, CA	SHOP	1	—	9,256	18,588	27,844
Waldwick	New York, NY	SHOP	1	—	6,291	19,601	25,892
			2	**—**	**$ 15,547**	**$ 38,189**	**$ 53,736**
			14	**$ 159,694**	**$ 331,431**	**$ 405,817**	**$ 896,942**

(1) Property counts exclude properties placed in service for development projects that encompass more than one property.

(2) Cash NOI and NOI for assets placed in service was $2.1 million and $3.2 million, respectively, for the three months ended December 31, 2017.

Projected stabilized yield typically ranges from 6.0% - 8.0%

Name of Project	Health System Affiliate	Project Capacity: Placed In Service/ Occupied	Project Capacity: Under Construction	Project Capacity: Total Project	Unit of Measure	% of Total Project Leased	Project Start	Actual / Estimated Occupancy: Initial	Actual / Estimated Occupancy: Stabilized
Wholly-Owned									
Pearland II	Memorial Hermann	38	59	97	Sq. Ft.	79	2Q14	1Q16	3Q18
Sky Ridge	HCA	63	55	118	Sq. Ft.	67	3Q14	1Q16	2Q18
Cypress	Memorial Hermann	83	82	165	Sq. Ft.	50	1Q15	1Q16	3Q18
The Cove at Oyster Point - Phase II	N/A	115	116	231	Sq. Ft.	100	1Q16	3Q17	1Q18
Ridgeview	N/A	—	301	301	Sq. Ft.	50	2Q16	3Q18	1Q19
The Cove at Oyster Point - Phase III	N/A	—	336	336	Sq. Ft.	—	4Q16	4Q18	4Q19
Medical City Dallas Garage	HCA	—	N/A	N/A	N/A	N/A	1Q17	N/A	N/A
Sorrento Summit	N/A	—	28	28	Sq. Ft.	100	3Q17	3Q19	3Q19
Sierra Point - Phase I	N/A	—	215	215	Sq. Ft.	—	4Q17	4Q19	4Q20
		299	**1,192**	**1,491**		**43**			
HCP's Share of Unconsolidated JVs									
Otay Ranch	N/A	—	111	111	Units	N/A	2Q17	3Q18	4Q20
Waldwick	N/A	—	79	79	Units	N/A	3Q17	4Q18	4Q20
			190	**190**		**N/A**			

23

Redevelopments and Land Held for Development[1]

As of December 31, 2017, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

Name of Project	MSA	Segment	Property Count	Investment Placed in Redevelopment[2]	Incremental Costs: Placed in Service	CIP	Cost to Complete	Total	Total at Completion	Project Start	Estimated Completion
Wholly-Owned											
Yorktown	Washington, DC	Medical office	1	$ —	$ 429	$ 4,422	$ 1,357	$ 6,208	$ 6,208	3Q16	1Q18
Aurora I and II	Denver, CO	Medical office	2	—	1,096	6,854	379	8,329	8,329	3Q16	1Q18
Sunrise Tower IV	Las Vegas, NV	Medical office	1	—	1,082	5,291	477	6,850	6,850	3Q16	1Q18
Museum Medical Tower	Houston, TX	Medical office	1	—	2,009	6,638	1,401	10,048	10,048	3Q16	1Q18
One Fannin	Houston, TX	Medical office	1	—	2,595	4,133	2,221	8,949	8,949	4Q16	1Q18
3535 Market Street	Philadelphia, PA	Medical office	1	67,108	6,131	10,222	23,447	39,800	106,908	2Q17	2Q18
Directors Place - 4939	San Diego, CA	Life science	1	19,180	—	3,358	5,684	9,042	28,222	2Q17	4Q18
Wateridge	San Diego, CA	Life science	1	7,906	—	799	11,858	12,657	20,563	2Q17	4Q18
Encino	Los Angeles, CA	Medical office	1	—	13	146	9,521	9,680	9,680	3Q17	4Q18
West Bay	Providence, RI	SHOP	1	—	—	2,257	703	2,960	2,960	3Q17	1Q18
			11	**$ 94,194**	**$ 13,355**	**$ 44,120**	**$ 57,048**	**$ 114,523**	**$ 208,717**		

Projected stabilized return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Segment	Gross Site Acreage	Estimated Rentable Sq. Ft. / Units	Investment to Date
Wholly-Owned					
Sierra Point	San Francisco, CA	Life science	14	365 Sq. Ft.	$ 53,265
Forbes Research Center	San Francisco, CA	Life science	8	326 Sq. Ft.	46,537
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	2	164 Sq. Ft.	12,818
Brittania Modular Labs III	San Francisco, CA	Life science	2	106 Sq. Ft.	10,762
Poway II	San Diego, CA	Life science	26	465 Sq. Ft.	42,669
Torrey Pines Science Center	San Diego, CA	Life science	6	93 Sq. Ft.	11,510
Directors Place	San Diego, CA	Life science	4	82 Sq. Ft.	6,000
Remaining	Various	Various	13	N/A	4,588
			75	**1,601 Sq. Ft.**	**$ 188,149**
HCP's Share of Unconsolidated JVs					
Oakmont Village	Santa Rosa, CA	SHOP	3	74 Units	$ 2,292
Brandywine	Philadelphia, PA	SHOP	8	67 Units	797
			11	**141 Units**	**$ 3,089**
			86		**$ 191,238**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.

(2) Represents the Investment for buildings or portions of buildings placed in redevelopment. Projects with no Investment placed in Redevelopment represent buildings that remained in operations but were removed from SPP.

24

Capital Expenditures | Fourth Quarter

For the quarter ended December 31, 2017, dollars in thousands, except per unit/square foot

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 4,971	$ 5,929	$ 1,566	$ 8,366	$ —	$ 20,832
Tenant improvements - 2nd generation	—	—	2,562	5,474	—	8,036
Lease commissions	—	—	6,927	4,257	—	11,184
FAD capital expenditures	**$ 4,971**	**$ 5,929** (1)	**$ 11,055**	**$ 18,097**	**$ —**	**$ 40,052**
Revenue enhancing capital expenditures	5,304	8,793 (2)	2,535	2,120	—	18,752
Casualty related capital expenditures	—	599	—	297	—	896
Initial Capital Expenditures ("ICE")(3)	—	1,451	—	457	—	1,908
Tenant improvements - 1st generation	—	—	3,213	11,229	—	14,442
Development	—	19	50,165	7,665	—	57,849
Redevelopment	—	928	1,369	15,157	—	17,454
Capitalized interest	—	19	2,894	1,417	—	4,330
Total capital expenditures	**$ 10,275**	**$ 17,738**	**$ 71,231**	**$ 56,439**	**$ —**	**$ 155,683**
HCP's Share of Unconsolidated JVs						
Recurring capital expenditures	$ —	$ 3,541	$ —	$ 243	$ —	$ 3,784
Tenant improvements - 2nd generation	—	—	—	16	—	16
Lease commissions	—	—	770	57	—	827
FAD capital expenditures	**$ —**	**$ 3,541**	**$ 770**	**$ 316**	**$ —**	**$ 4,627**
Revenue enhancing capital expenditures	—	2,688	—	—	—	2,688
Development	—	3,610	—	—	—	3,610
Capitalized interest	—	2	—	—	—	2
Total capital expenditures	**$ —**	**$ 9,841**	**$ 770**	**$ 316**	**$ —**	**$ 10,927**
Total including unconsolidated JVs	**$ 10,275**	**$ 27,579**	**$ 72,001**	**$ 56,755**	**$ —**	**$ 166,610**
Recurring capital expenditures per unit/sq. ft.(4)	(5)	$487 per Unit	$0.21 per Sq. Ft.	$0.47 per Sq. Ft.		

(1) Includes $0.4 million attributable to non-controlling interests.
(2) Revenue enhancing capital expenditures per unit for SHOP are $590. The per unit based on majority type is $863, $283 and $572 for AL, IL and CCRC, respectively.
(3) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.
(4) Recurring capital expenditures per unit for SHOP are $487. The per unit based on majority type is $406, $567 and $512 for AL, IL and CCRC, respectively.
(5) Senior housing triple-net per unit is not presented as it is not meaningful.

25

Capital Expenditures | Full Year

For the twelve months ended December 31, 2017, dollars in thousands, except per unit/square foot

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 7,074	$ 19,913	$ 4,339	$ 18,425	$ 132	$ 49,883
Tenant improvements - 2nd generation	—	—	9,009	21,974	—	30,983
Lease commissions	(140)	140	19,148	15,243	3	34,394
FAD capital expenditures	**$ 6,934**	**$ 20,053** (1)	**$ 32,496**	**$ 55,642**	**$ 135**	**$ 115,260**
Revenue enhancing capital expenditures	25,269	21,240 (2)	4,241	3,153	—	53,903
Casualty related capital expenditures	—	599	—	297	—	896
ICE	—	5,660	94	2,368	—	8,122
Tenant improvements - 1st generation	—	—	16,724	25,982	—	42,706
Development	—	(301)	190,387	26,668	—	216,754
Redevelopment	—	2,257	3,394	45,937	—	51,588
Capitalized interest	—	104	12,713	4,120	—	16,937
Total capital expenditures	**$ 32,203**	**$ 49,612**	**$ 260,049**	**$ 164,167**	**$ 135**	**$ 506,166**
HCP's Share of Unconsolidated JVs						
Recurring capital expenditures	$ —	$ 9,477	$ 16	$ 331	$ —	$ 9,824
Tenant improvements - 2nd generation	—	—	—	17	—	17
Lease commissions	—	—	785	77	—	862
FAD capital expenditures	**$ —**	**$ 9,477**	**$ 801**	**$ 425**	**$ —**	**$ 10,703**
Revenue enhancing capital expenditures	—	14,325	—	2	—	14,327
ICE	—	10	—	—	—	10
Tenant improvements - 1st generation	—	—	52	—	—	52
Development	—	12,567	—	—	—	12,567
Capitalized interest	—	23	—	—	—	23
Total capital expenditures	**$ —**	**$ 36,402**	**$ 853**	**$ 427**	**$ —**	**$ 37,682**
Total including unconsolidated JVs	**$ 32,203**	**$ 86,014**	**$ 260,902**	**$ 164,594**	**$ 135**	**$ 543,848**
Recurring capital expenditures per unit/sq. ft.(3)	(4)	$1,562 per Unit	$0.60 per Sq. Ft.	$1.03 per Sq. Ft.	(4)	

(1) Includes $1.8 million attributable to non-controlling interests.
(2) Revenue enhancing capital expenditures per unit for SHOP is $1,890. The per unit based on majority type is $1,898, $1,179 and $3,172 for AL, IL and CCRC, respectively.
(3) Recurring capital expenditures per unit for SHOP is $1,562. The per unit based on majority type is $1,392, $1,676 and $1,693 for AL, IL and CCRC, respectively.
(4) Senior housing triple-net per unit and Other per bed are not presented as they are not meaningful.

26

27 Portfolio Diversification As of and for the quarter ended December 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs TOTAL CASH NOI AND INTEREST INCOME BY MSA MSA Property Count Senior Housing Triple-net SHOP Life Science Medical Office Other Total % of Total San Francisco, CA 79 $ 2,557 $ — $ 47,447 $ 773 $ — $ 50,777 16 Dallas, TX 46 2,309 1,477 — 9,112 7,083 19,981 6 Houston, TX 41 1,060 6,656 — 9,138 333 17,187 5 San Diego, CA 38 790 429 13,423 2,142 — 16,784 5 Denver, CO 22 2,118 4,170 — 4,746 — 11,034 3 Philadelphia, PA 7 5,005 1,860 — 3,616 — 10,481 3 Washington, DC 20 6,635 1,720 — 939 — 9,294 3 San Jose, CA 15 — — 8,602 617 — 9,219 3 Los Angeles, CA 13 2,431 1,537 — 1,277 3,660 8,905 3 Seattle, WA 13 2,734 — — 6,102 — 8,836 3 Remaining 520 51,626 43,406 3,513 36,126 16,105 150,776 48 Cash NOI 814 $ 77,265 $ 61,255 $ 72,985 $ 74,588 $ 27,181 $ 313,274 98 Interest income — — — — — 5,263 5,263 2 Total 814 $ 77,265 $ 61,255 $ 72,985 $ 74,588 $ 32,444 $ 318,537 100

Portfolio Diversification

As of and for the quarter ended December 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

TOTAL CASH NOI AND INTEREST INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							SHOP/Operator Exposure		
Operator/Tenant	Property Count	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Total Cash NOI and Interest Income	Property Count	SHOP	% of Total Cash NOI and Interest Income
Brookdale	78	$ 32,669	$ —	$ —	$ —	$ 32,669	10	140	$ 55,372	18
Sunrise Senior Living	48	25,889	—	—	—	25,889	8	—	—	—
Amgen	7	—	12,717	—	—	12,717	4	—	—	—
Google	11	—	7,719	—	—	7,719	2	—	—	—
Hospital Corporation of America	6	—	—	819	5,644	6,463	2	—	—	—
Maria Mallaband Care Group	25	—	—	—	5,990	5,990	2	—	—	—
Remaining	465	18,707	52,549	73,769	20,810	165,835	52	34	5,883	2
	640	**$ 77,265**	**$ 72,985**	**$ 74,588**	**$ 32,444**	**$ 257,282**	**80**	**174**	**$ 61,255**	**20**

PRO FORMA TOTAL CASH NOI AND INTEREST INCOME BY OPERATOR/TENANT[(1)]

	Tenant/Credit Exposure							SHOP/Operator Exposure		
Operator/Tenant	Property Count	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Total Cash NOI and Interest Income	Property Count	SHOP	% of Total Cash NOI and Interest Income
Brookdale Senior Living	43	$ 18,605	$ —	$ —	$ —	$ 18,605	7	35	$ 29,172	10
Sunrise Senior Living	48	25,889	—	—	—	25,889	9	—	—	—
Amgen	7	—	12,717	—	—	12,717	5	—	—	—
Google	11	—	7,719	—	—	7,719	3	—	—	—
Hospital Corp of America	6	—	—	819	5,644	6,463	2	—	—	—
Harbor Retirement Associates	14	4,749	—	—	—	4,749	2	—	—	—
Remaining	411	13,957	48,086	75,148	15,265	152,456	54	64	22,573	8
	540	**$ 63,200**	**$ 68,522**	**$ 75,967**	**$ 20,909**	**$ 228,598**	**82**	**99**	**$ 51,745**	**18**

(1) Pro forma to reflect the Brookdale Transaction, and the sale of: our U.K. holdings, the remaining 40% interest in the RIDEA II JV, four life science properties that are held for sale, and certain other previously announced sales. Pro forma Total Cash NOI is further adjusted to reflect acquisitions and dispositions as if they occurred on the first day of the quarter.

28

Expirations and Maturities

As of December 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

Year	Total	% of Total	Annualized Base Rent: Senior Housing Triple-net	Annualized Base Rent: Life Science	Annualized Base Rent: Medical Office	Annualized Base Rent: Other	Interest Income
2018[1]	$ 97,712	9	$ 6,191	$ 18,321	$ 70,442	$ 1,006	$ 1,752
2019	95,264	9	2,238	31,907	53,525	7,594	—
2020	127,606	11	39,646	19,994	58,562	8,385	1,019
2021	105,058	9	10,191	50,523	39,353	1,870	3,121
2022	80,104	7	1,513	22,656	41,882	13,179	874
2023	133,489	12	44,926	60,929	17,227	—	10,407
2024	59,597	5	18,052	4,618	21,552	15,375	—
2025	99,857	9	9,618	37,191	32,429	20,619	—
2026	33,278	3	5,746	8,991	18,541	—	—
2027	41,822	4	12,090	15,328	14,404	—	—
Thereafter	244,856	22	154,241	27,828	24,052	38,735	—
	$ 1,118,643	**100**	**$ 304,452**	**$ 298,286**	**$ 391,969**	**$ 106,763**	**$ 17,173**
Weighted average maturity in years	6.3		9.1	5.4	4.3	8.0	4.6

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

Year	Total	% of Total	Annualized Base Rent: Senior Housing Triple-net	Annualized Base Rent: Life Science	Annualized Base Rent: Medical Office	Annualized Base Rent: Other	Interest Income[2]
2018[1]	$ 104,916	9	$ 6,191	$ 18,321	$ 76,716	$ 1,006	$ 2,682
2019	117,624	11	2,238	31,907	50,340	21,713	11,426
2020	130,763	12	39,646	25,982	56,750	8,385	—
2021	115,642	10	10,191	50,523	50,867	1,870	2,191
2022	78,331	7	1,513	22,656	40,109	13,179	874
2023	120,621	11	44,926	60,929	14,766	—	—
2024	44,959	4	18,052	4,618	21,033	1,256	—
2025	100,650	9	9,618	37,191	33,222	20,619	—
2026	24,514	2	5,746	8,991	9,777	—	—
2027	41,755	4	12,090	15,328	14,337	—	—
Thereafter	238,868	21	154,241	21,840	24,052	38,735	—
	$ 1,118,643	**100**	**$ 304,452**	**$ 298,286**	**$ 391,969**	**$ 106,763**	**$ 17,173**

(1) Includes month-to-month and holdover leases.
(2) Reflects the earliest point at which there is no prepayment penalty.

29

30 2.2 5x 2.0 0x 1.7 5x 1.5 0x 1.2 5x 1.0 0x 0.7 5x 0.5 0x0 2 4 6 8 10 12 14 16 18 20 1.2% 0.6% 1.3% 1.0% 1.0% 1.6% 1.1% 1.4% 2.2% 1.4% 1.5%0.7% 2.4% 1.9% 1.5% 0.6% 1.0% 1.2% 0.2% 0.1% 0.1% 0.4% 0.4% 0.2% 0.1% 0.3% 0.4% Triple-Net Master Lease Profile(1)(2) 25 13.00 x FACILITY EBIT D AR CFC (TRAILING 12 MONTHS ENDED 09/30/2017 ) HIGHER RIS K LOWER RIS K HIGHER RISK LOWER RISK TERM (YEARS TO EXPIRATION) % Senior Housing Other No Corporate Guaranty Share of Total Cash NOI and Interest Income INVESTMENT TYPE (1) Excludes properties held for sale or sold, master leases with properties acquired during the period required to calculate CFC and master leases that include newly completed development that are not stabilized. (2) Pro forma to reflect the Brookdale Transaction. In connection with the agreement, multiple leases with Brookdale were combined into a single master lease with varying maturities. The varying maturities are reflected in the graph based on their renewal terms. (3) Represents the percentage of Total Cash NOI supported by a corporate guaranty. Facility EBITDAR CFC % of HCP Total Cash NOI and Interest Income # of Leases/ Data Points Weighted Average Maturity in Years Guaranty(3) Less than 1.0x 3.9 7 7.4 55.6% 1.00x - 1.25x 8.1 7 5.6 70.0% 1.26x - 1.50x 9.6 8 13.5 54.3% 1.51x and above 4.3 5 6.6 100.0%

Senior Housing Triple-net

As of and for the quarter ended December 31, 2017, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Assisted living	150	$ 2,638,542	$ 53,927	12,870	86.0	$ 6,259	1.29x	1.08x
Independent living	25	535,301	12,419	3,379	86.8	3,699	1.19x	1.05x
CCRC	6	395,242	10,919	2,082	86.9	6,022	1.35x	1.15x
Total	**181**	**$ 3,569,085**	**$ 77,265**	**18,331**	**86.3**	**$ 5,749**	**1.28x**	**1.09x**

Operator	Investment	Cash NOI	Properties Count	Properties % Pooled	Units	Occupancy %	REVPOR Triple-Net	Facility EBITDARM CFC	Facility EBITDAR CFC
Brookdale[(1)]	**$ 1,365,066**	**$ 32,669**	**78**	**97**	**8,057**	**86.8**	**$ 4,899**	**1.28x**	**1.11x**
Sunrise Senior Living	1,364,892	25,889	48	98	5,547	86.2	7,331	1.35x	1.10x
Harbor Retirement Associates	212,649	4,749	14	100	1,343	78.9	5,784	1.26x	1.06x
Aegis Senior Living	182,152	4,530	10	80	701	91.5	8,232	1.33x	1.16x
Capital Senior Living	181,988	4,381	15	100	1,510	83.9	3,289	1.08x	0.94x
Remaining	262,338	5,047	16	56	1,173	92.9	5,603	1.11x	0.97x
Subtotal excluding Brookdale	**$ 2,204,019**	**$ 44,596**	**103**	**90**	**10,274**	**85.8**	**$ 6,443**	**1.29x**	**1.07x**
Total[(1)]	**$ 3,569,085**	**$ 77,265**	**181**	**93**	**18,331**	**86.3**	**$ 5,749**	**1.28x**	**1.09x**

(1) Brookdale Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.48x and 1.28x, respectively. Total Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.34x and 1.13x, respectively.

31

32 Senior Housing Triple-net Dollars in thousands, except REVPOR 4Q16 1Q17 2Q17 3Q17 4Q17 Property count 179 179 179 179 179 Investment $ 3,493,433 $ 3,500,167 $ 3,503,104 $ 3,511,361 $ 3,520,582 Units 18,130 18,124 18,123 18,126 18,123 Occupancy % 88.0 87.7 87.1 86.2 86.4 REVPOR Triple-net $ 5,652 $ 5,650 $ 5,753 $ 5,767 $ 5,768 Facility EBITDARM CFC 1.38x 1.37x 1.36x 1.33x 1.29x (1) Facility EBITDAR CFC 1.17x 1.16x 1.15x 1.12x 1.09x (1) Rental and Operating Revenues $ 71,584 $ 70,222 $ 71,526 $ 71,284 $ 41,748 (2) Operating Expenses 198 (128) (127) (170) (131) NOI $ 71,782 $ 70,094 $ 71,399 $ 71,114 $ 41,617 (2) Cash Rental and Operating Revenues $ 73,887 $ 71,003 $ 73,416 $ 72,909 $ 76,160 Cash Operating Expenses 211 (115) (114) (157) (118) Cash NOI $ 74,098 $ 70,888 $ 73,302 $ 72,752 $ 76,042 Year-Over-Year Three-Month SPP Growth 2.6% Same Property Portfolio (1) Total Facility EBITDARM and EBITDAR CFC, pro forma to reflect the Brookdale Transaction, is 1.34x and 1.13x, respectively. (2) Includes non-cash adjustments related to the Brookdale Transaction. For further discussion, see "Brookdale Transaction - Non-Cash NOI Impact" on page 51 of this report.

Senior Housing Triple-net | New Supply

As of and for the quarter ended December 31, 2017, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]							
MSA	Units	Cash NOI	% of Triple-net Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2017-2022	80+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Median Home Value	Unemployment %
US National Average						*10.6*	*11.4*	*4.7*	*$ 56*	*$ 207*	*5.5*
Washington, DC	1,397	$ 6,635	8.6	6 / 624	$ 3,428	14.9	7.3	9.0	102	510	3.1
New York, NY	1,146	6,440	8.3	7 / 796	3,753	8.6	3.0	5.3	89	525	4.8
Philadelphia, PA	728	5,005	6.5	-- / --	—	4.4	7.1	4.9	57	231	7.8
Seattle, WA	513	2,734	3.5	2 / 122	1,615	10.6	8.9	8.0	84	489	4.1
Portland, OR	986	2,664	3.4	3 / 356	1,089	10.9	10.5	5.8	63	306	4.9
San Francisco, CA	359	2,557	3.3	1 / 16	1,707	10.9	9.2	7.4	84	570	4.9
Baltimore, MD	293	2,524	3.3	3 / 274	2,210	9.7	5.9	6.1	75	311	5.8
Los Angeles, CA	384	2,431	3.1	1 / 40	479	7.5	4.8	5.4	71	666	4.5
Chicago, IL	530	2,315	3.0	4 / 322	1,174	7.2	4.1	4.9	75	299	6.4
Dallas, TX	847	2,309	3.0	2 / 225	340	14.5	8.4	5.5	63	164	5.2
Denver, CO	414	2,118	2.7	2 / 216	2,118	13.2	11.4	5.5	64	349	2.9
Providence, RI	276	1,952	2.5	-- / --	—	3.6	5.1	5.0	57	312	5.3
Jacksonville, FL	486	1,952	2.5	-- / --	—	11.6	10.1	4.2	54	210	5.6
Charlotte, NC	586	1,910	2.5	-- / --	—	16.1	12.8	5.9	62	234	5.2
Atlanta, GA	560	1,588	2.1	4 / 515	748	12.9	10.1	6.3	65	288	4.2
Austin, TX	269	1,541	2.0	-- / --	—	14.1	11.4	5.1	53	378	4.2
Sebastian, FL	298	1,465	1.9	-- / --	—	7.8	3.4	3.9	47	222	10.1
Sacramento, CA	352	1,294	1.7	-- / --	—	7.2	6.4	5.4	67	349	6.6
Detroit, MI	330	1,220	1.6	4 / 436	889	8.1	6.3	7.5	71	223	4.7
Nashville, TN	334	1,214	1.6	1 / 91	267	18.1	13.9	9.3	90	363	2.8
Remaining	7,243	25,397	32.9	6 / 567	2,584	9.5	6.5	5.2	58	255	5.2
Total	**18,331**	**$ 77,265**	**100**	**46 / 4,600**	**$ 22,401**	**8.7**	**6.6**	**5.9**	**$ 69**	**$ 339**	**5.4**
% of Total Cash NOI and Interest Income					**7.0%**						

(1) Demographic data provided by Environmental Systems Research ("ESRI") for 2017. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended December 31, 2017. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

33

34 SHOP As of and for the quarter ended December 31, 2017, dollars in thousands, except REVPOR INVESTMENTS(1) Property Count Investment Total Cash NOI Units Occupancy % REVPOR SHOP Wholly-Owned AL 68 $ 1,181,196 $ 14,057 6,514 83.7 $ 4,412 IL 32 1,377,738 23,078 6,852 90.0 3,543 CCRC 2 48,003 949 378 87.5 7,541 102 $ 2,606,937 $ 38,084 13,744 87.3 $ 3,978 HCP's Share of Unconsolidated JVs AL 50 $ 389,017 $ 5,960 5,252 82.7 $ 5,528 IL 6 75,494 1,142 724 97.0 3,331 CCRC 16 726,519 16,069 7,492 85.5 6,222 72 $ 1,191,030 $ 23,171 13,468 85.0 $ 5,838 Total 174 $ 3,797,967 $ 61,255 27,212 86.5 $ 4,598 Operator Brookdale 140 $ 3,178,472 $ 55,372 23,798 87.1 $ 4,630 Atria Senior Living 6 133,483 3,156 916 90.4 3,891 Senior Lifestyle Corp. 7 196,546 1,848 640 78.2 5,358 MBK Senior Living 5 87,449 1,541 640 94.7 4,455 Remaining 16 202,017 (662) 1,218 74.9 4,077 Total 174 $ 3,797,967 $ 61,255 27,212 86.5 $ 4,598 (1) Excludes two properties that are in development.

SHOP | MSA

As of and for the quarter ended December 31, 2017, dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

OPERATING PORTFOLIO METRICS

				Units[1]				REVPOR SHOP[1]		
MSA	**Investment**	**Total Cash NOI**	**% of Total Cash NOI**	**AL**	**IL**	**CCRC**	**Occupancy %**	**AL**	**IL**	**CCRC**
Tampa, FL	$ 325,889	$ 7,668	12.5	182	424	2,178	87.7	$ 3,938	$ 3,742	$ 6,321
Houston, TX	376,773	6,656	10.9	87	1,835	449	93.3	5,833	2,505	7,053
Miami, FL	278,131	4,419	7.2	736	964	—	83.6	4,264	3,955	—
Denver, CO	296,488	4,170	6.8	154	702	—	93.1	4,020	4,393	—
Orlando, FL	110,718	3,278	5.4	232	—	1,007	83.2	4,136	—	7,168
Chicago, IL	230,184	2,767	4.5	348	947	—	83.6	6,871	3,719	—
Jacksonville, FL	92,848	1,918	3.1	—	—	543	84.5	—	—	8,476
Sarasota, FL	153,455	1,906	3.1	259	164	746	75.6	4,002	5,086	5,348
Philadelphia, PA	63,789	1,860	3.0	—	—	435	96.1	—	—	7,467
Washington, DC	138,617	1,720	2.8	541	—	—	83.2	5,952	—	—
Punta Gorda, FL	39,300	1,694	2.8	—	—	662	83.9	—	—	6,183
Los Angeles, CA	54,682	1,537	2.5	445	—	—	91.3	6,092	—	—
Dallas, TX	80,174	1,477	2.4	453	257	—	87.2	3,905	2,142	—
Baltimore, MD	124,235	1,380	2.3	522	—	—	80.1	5,610	—	—
Providence, RI	124,183	1,275	2.1	534	171	134	83.3	4,650	3,257	—
Memphis, TN	77,645	1,235	2.0	48	182	—	95.7	3,930	5,864	—
Richmond, VA	69,518	1,178	1.9	303	—	—	82.8	5,336	—	—
Phoenix, AZ	41,922	1,156	1.9	—	211	—	92.4	—	3,962	—
Austin, TX	49,063	1,073	1.8	276	—	—	95.2	5,761	—	—
Riverside, CA	56,035	878	1.4	590	—	—	88.3	4,079	—	—
Remaining	1,014,318	12,010	19.6	6,056	1,719	1,716	85.5	4,528	3,696	4,888
Total	**$ 3,797,967**	**$ 61,255**	**100.0**	**11,766**	**7,576**	**7,870**	**86.5**	**$ 4,741**	**$ 3,533**	**$ 6,306**

(1) Units and REVPOR SHOP are based on the majority type within each community. AL includes needs-based care such as memory care.

35

36 SHOP Trend Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs TOTAL OPERATING PORTFOLIO 4Q16 1Q17(1) 2Q17 3Q17 4Q17 Property count 152 153 153 156 174 Investment $ 3,986,662 $ 3,481,155 $ 3,500,131 $ 3,533,382 $ 3,797,967 Units 25,407 25,472 25,484 25,674 27,212 Occupancy % 87.8 87.6 86.2 85.9 86.5 REVPOR SHOP $ 4,440 $ 4,493 $ 4,536 $ 4,548 $ 4,598 Total Rental and Operating Revenues $ 238,285 $ 216,592 $ 206,784 $ 207,976 $ 217,462 Total Operating Expenses (171,468) (154,066) (151,353) (151,856) (196,026) (2) Total NOI $ 66,817 $ 62,526 $ 55,431 $ 56,120 $ 21,436 (2) Total Cash Rental and Operating Revenues $ 243,083 $ 220,199 $ 211,596 $ 213,194 $ 222,958 Total Cash Operating Expenses (171,468) (154,519) (151,642) (152,523) (161,703) Total Cash NOI $ 71,615 $ 65,680 $ 59,954 $ 60,671 $ 61,255 Cash NOI Margin % 29.5 29.8 28.3 28.5 27.5 (1) Reflects the January 2017 sale of a 40% interest in RIDEA II. (2) Includes non-cash adjustments related to the Brookdale Transaction. For further discussion, see "Brookdale Transaction - Non-Cash NOI Impact" on page 51 of this report.

SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

TOTAL SHOP[(1)]

	4Q16	1Q17	2Q17	3Q17	4Q17
Property count	83	83	83	83	83
Investment	$ 2,675,093	$ 2,682,869	$ 2,696,531	$ 2,703,383	$ 2,718,067
Units	17,553	17,545	17,593	17,598	17,597
Occupancy %	88.7	88.1	86.8	86.2	87.0
REVPOR SHOP	$ 4,069	$ 4,169	$ 4,187	$ 4,192	$ 4,191
Total Rental and Operating Revenues	$ 146,838	$ 149,322	$ 147,773	$ 146,991	$ 148,400
Total Operating Expenses	(104,007)	(105,633)	(107,743)	(106,891)	(142,074) (2)
Total NOI	**$ 42,831**	**$ 43,689**	**$ 40,030**	**$ 40,100**	**$ 6,326** (2)
Total Cash Rental and Operating Revenues	$ 146,844	$ 149,275	$ 147,873	$ 147,199	$ 148,500
Total Cash Operating Expenses	(104,112)	(105,880)	(107,789)	(107,076)	(109,307)
Total Cash NOI	**$ 42,732**	**$ 43,395**	**$ 40,084**	**$ 40,123**	**$ 39,193**
Cash NOI Margin %	29.1	29.1	27.1	27.3	26.4
			Year-Over-Year Three-Month SPP Growth		**(8.3%)** (3)

ASSISTED LIVING/INDEPENDENT LIVING PORTFOLIO

	4Q16	1Q17	2Q17	3Q17	4Q17
Property count	68	68	68	68	68
Investment	$ 1,983,685	$ 1,988,107	$ 1,995,755	$ 1,997,829	$ 2,008,442
Units	10,360	10,347	10,348	10,349	10,347
Occupancy %	89.8	88.9	87.4	86.6	87.4
REVPOR SHOP	$ 3,752	$ 3,867	$ 3,885	$ 3,879	$ 3,857
Total Rental and Operating Revenues	$ 101,411	$ 103,423	$ 102,013	$ 100,926	$ 101,301
Total Operating Expenses	(65,782)	(66,512)	(67,347)	(66,642)	(100,971) (2)
Total NOI	**$ 35,629**	**$ 36,911**	**$ 34,666**	**$ 34,284**	**$ 330** (2)
Total Cash Rental and Operating Revenues	$ 101,437	$ 103,404	$ 102,112	$ 101,125	$ 101,437
Total Cash Operating Expenses	(65,887)	(66,759)	(67,393)	(66,827)	(68,204)
Total Cash NOI	**$ 35,550**	**$ 36,645**	**$ 34,719**	**$ 34,298**	**$ 33,233**
Cash NOI Margin %	35.0	35.4	34.0	33.9	32.8
			Year-Over-Year Three-Month SPP Growth		**(6.5%)**

(1) Excludes non-refundable cash Entrance Fees and related activity such as deferred expenses, amortization, reserves and management fees related to Entrance Fees.

(2) Includes non-cash adjustments related to the Brookdale Transaction. For further discussion, see "Brookdale Transaction - Non-Cash NOI Impact" on page 51 of this report.

(3) The fourth quarter 2017 SHOP Total SPP Cash NOI growth rate was impacted by: (i) outsized volume purchase rebates recorded in the fourth quarter of 2016 (3.0%); (ii) a portfolio of recently acquired and transitioned assets entering the SPP pool in fourth quarter 2017 prior to reaching stabilized occupancy (2.8%); (iii) an increase in sales and marketing expenses in fourth quarter 2017 to catch up from lower spend during the first half of 2017 and to better position the portfolio for 2018 (2.3%); and (iv) under-accrual by an operator of a utility bill which was provisioned for in fourth quarter 2017 (1.0%). Adjusting for these items, normalized fourth quarter 2017 SHOP Total SPP Cash NOI growth would be 0.8%.

37

SHOP | CCRC JV Same Property Portfolio[1][2]

Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

CCRC JV

	4Q16	1Q17	2Q17	3Q17	4Q17
Property count	15	15	15	15	15
Investment	$ 691,408	$ 694,762	$ 700,776	$ 705,554	$ 709,625
Units	7,193	7,198	7,245	7,249	7,250
Occupancy %	85.6	85.7	85.2	84.9	85.7
REVPOR SHOP	$ 5,013	$ 5,060	$ 5,065	$ 5,094	$ 5,153
Total Rental and Operating Revenues	$ 45,427	$ 45,899	$ 45,760	$ 46,065	$ 47,099
Total Operating Expenses	(38,225)	(39,121)	(40,396)	(40,249)	(41,103)
Total NOI	**$ 7,202**	**$ 6,778**	**$ 5,364**	**$ 5,816**	**$ 5,996**
Total Cash Rental and Operating Revenues	$ 45,407	$ 45,871	$ 45,761	$ 46,074	$ 47,063
Total Cash Operating Expenses	(38,225)	(39,121)	(40,396)	(40,249)	(41,103)
Total Cash NOI	**$ 7,182**	**$ 6,750**	**$ 5,365**	**$ 5,825**	**$ 5,960**
Cash NOI Margin %	15.8	14.7	11.7	12.6	12.7
		Year-Over-Year Three-Month SPP Growth			**(17.0%)**

NON-REFUNDABLE ENTRANCE FEES

	4Q16	1Q17	2Q17	3Q17	4Q17
Non-refundable Entrance Fees ("NREFs"), net[3]	$ 7,159	$ 6,352	$ 7,716	$ 8,090	$ 9,892
SPP Cash NOI plus NREFs, net	**$ 14,341**	**$ 13,102**	**$ 13,081**	**$ 13,915**	**$ 15,852**
Margin % including NREFs, net	27.1	24.9	24.3	25.6	27.7
	Year-Over-Year Three-Month Growth including NREFs, net				**10.5%**

(1) Excludes a CCRC rental community that is not part of our CCRC JV.
(2) Same property Total NOI and Total Cash NOI exclude non-refundable Entrance Fees and related activity such as deferred expenses, amortization, reserves and related management fees.
(3) Represents NREFs net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary.

38

SHOP | New Supply

As of and for the quarter ended December 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]							
MSA	Units	Total Cash NOI	% of SHOP Total Cash NOI	Properties/ Units Under Construction[2]	Total Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2017-2022	80+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Median Home Value	Unemploy-ment%
US National Average						*10.6*	*11.4*	*4.7*	*$ 56*	*$ 207*	*5.5*
Tampa, FL	2,784	$ 7,668	12.5	-- / --	$ —	9.0	5.3	3.8	51	173	5.9
Houston, TX	2,371	6,656	10.9	2 / 520	2,659	18.0	12.2	6.7	75	287	5.5
Miami, FL	1,700	4,419	7.2	5 / 791	1,364	8.6	3.8	3.8	53	224	8.0
Denver, CO	856	4,170	6.8	2 / 194	2,163	11.2	8.7	5.1	58	308	3.1
Orlando, FL	1,239	3,278	5.4	-- / --	—	30.9	8.0	3.4	48	198	6.5
Chicago, IL	1,295	2,767	4.5	5 / 416	932	7.2	7.1	8.2	87	334	4.3
Jacksonville, FL	543	1,918	3.1	-- / --	—	12.0	13.7	4.5	56	203	5.6
Sarasota, FL	1,169	1,906	3.1	4 / 342	272	13.8	6.7	3.8	50	211	5.4
Philadelphia, PA	435	1,860	3.0	1 / 55	1,860	13.3	25.3	9.8	103	358	4.5
Washington, DC	541	1,720	2.8	2 / 126	705	11.9	4.6	9.0	105	488	3.0
Punta Gorda, FL	662	1,694	2.8	-- / --	—	21.7	12.7	2.8	51	177	7.3
Los Angeles, CA	445	1,537	2.5	1 / 201	299	18.0	5.4	7.9	92	708	4.4
Dallas, TX	710	1,477	2.4	3 / 605	779	12.4	9.1	5.0	57	193	5.3
Baltimore, MD	522	1,380	2.3	2 / 186	183	3.8	4.1	5.6	69	270	5.4
Providence, RI	839	1,275	2.1	-- / --	—	1.5	4.5	4.7	55	246	4.9
Memphis, TN	230	1,235	2.0	-- / --	—	11.5	13.7	7.1	71	230	4.5
Richmond, VA	303	1,178	1.9	2 / 64	1,178	6.8	25.7	8.2	82	327	3.2
Phoenix, AZ	211	1,156	1.9	1 / 128	1,156	8.3	7.8	3.6	53	189	5.3
Austin, TX	276	1,073	1.8	2 / 292	686	18.0	13.4	5.6	57	239	4.4
Riverside, CA	590	878	1.4	1 / 148	98	10.7	4.1	4.2	63	314	8.4
Remaining	9,491	12,010	19.6	12 / 1,382	1,205	6.8	5.7	5.2	59	268	5.3
Total	**27,212**	**$ 61,255**	**100.0**	**45 / 5,450**	**$ 15,539**	**11.2**	**7.4**	**5.4**	**$ 63**	**$ 267**	**5.3**
% of Total Cash NOI and Interest Income					**4.9%**						

(1) Demographic data provided by ESRI for 2017. Construction and supply data provided by NIC for the quarter ended December 31, 2017. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Total Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Total Cash NOI exposed to new construction and material expansions.

39

Life Science

As of and for the quarter ended December 31, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

INVESTMENTS[1]

MSA	Property Count	Investment	Total Cash NOI	Square Feet	Occupancy %
Wholly-Owned					
San Francisco/San Jose, CA	84	$ 2,944,977	$ 55,242	4,893	95.6
San Diego, CA	28	748,660	12,554	1,925	92.8
Remaining	10	381,897	3,513	909	85.3
	122	**$ 4,075,534**	**$ 71,309**	**7,727**	**93.7**
HCP's Share of Unconsolidated JVs					
San Diego, CA	2	$ 46,608	$ 869	131	96.3
San Francisco, CA	2	41,363	807	147	100.0
	4	**$ 87,971**	**$ 1,676**	**278**	**98.2**
	126	**$ 4,163,505**	**$ 72,985**	**8,005**	**93.8**

SAME PROPERTY PORTFOLIO

	4Q16	1Q17	2Q17	3Q17	4Q17
Property count	113	113	113	113	113
Investment	$ 3,272,332	$ 3,280,022	$ 3,291,163	$ 3,296,846	$ 3,306,527
Square feet	6,695	6,694	6,695	6,695	6,695
Occupancy %	96.0	96.2	96.4	96.4	94.7
Total Rental and Operating Revenues	$ 76,182	$ 76,637	$ 78,544	$ 79,422	$ 80,842
Total Operating Expenses	(16,091)	(14,978)	(16,542)	(17,300)	(17,344)
Total NOI	**$ 60,091**	**$ 61,659**	**$ 62,002**	**$ 62,122**	**$ 63,498**
Total Cash Rental and Operating Revenues	$ 75,562	$ 77,057	$ 79,331	$ 80,212	$ 79,861
Total Cash Operating Expenses	(16,072)	(14,959)	(16,523)	(17,281)	(17,325)
Total Cash NOI	**$ 59,490**	**$ 62,098**	**$ 62,808**	**$ 62,931**	**$ 62,536**
		Year-Over-Year Three-Month SPP Growth			**5.1%**

(1) Excludes nine properties that are in Development.

40

Life Science

As of December 31, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)[(1)]

	Total				San Francisco / San Jose		San Diego		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2018[(2)]	605	8	$ 18,321	6	475	$ 14,596	94	$ 3,146	36	$ 579
2019	842	12	31,907	11	329	10,069	433	18,655	80	3,183
2020	576	8	19,994	7	324	12,101	252	7,893	—	—
2021	958	13	50,523	17	844	47,019	114	3,504	—	—
2022	631	9	22,656	8	368	15,304	193	5,487	70	1,865
Thereafter	3,561	50	154,885	51	2,148	113,519	823	22,364	590	19,002
	7,173	**100**	**$ 298,286**	**100**	**4,488**	**$ 212,608**	**1,909**	**$ 61,049**	**776**	**$ 24,629**

TENANT CONCENTRATION[(1)]

		Leased Square Feet		Annualized Base Rent		
	Remaining Lease Term in Years	Amount	% of Total	Amount	% of Total	Credit Rating
Amgen	4.7	684	10	$ 49,099	16	A
Google	4.7	729	10	30,361	10	AA+
Rigel Pharmaceuticals[(3)]	5.1	147	2	16,207	5	-
Takeda	1.4	166	2	9,482	3	A-
Myriad Genetics	7.4	310	4	7,798	3	-
Shire	10.8	184	3	7,080	2	BBB-
General Atomics	13.5	397	6	6,959	2	-
AstraZeneca Pharmaceuticals	9.7	115	2	6,720	2	BBB+
Duke University	11.8	166	2	5,988	2	AA+
NuVasive	16.5	145	2	5,525	2	-
Remaining	4.5	4,130	57	153,067	53	-
	5.4	**7,173**	**100**	**$ 298,286**	**100**	


University, Government, Research 4%
Public Biotech / Medical Device 44%
Office and R&D 17%
Pharma 18%
Private Biotech / Medical Device 17%

(1) Excludes 337,000 square feet and annualized base rent of $21.0 million related to the purchase option exercised by Genentech that is expected to close in July 2018.
(2) Includes month-to-month and holdover leases.
(3) In July 2017, Rigel signed a lease renewal for a 5-year term ending January 2023. The new rate becomes effective February 2018 and generates Annualized Base Rent of $9.0 million.

41

4242 Life Science Square feet in thousands, includes unconsolidated JVs LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change in Cash Rents HCP Tenant Improvements per Sq. Ft. Leasing Costs per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of September 30, 2017 7,287 $ 41.21 Acquisitions 264 38.95 Developments 67 59.40 Expirations (239) 36.64 Renewals, amendments and extensions 167 42.78 2.7 $ 15.31 $ 9.61 65 65.9% New leases 134 24.39 4.17 8.17 63 Terminations (170) 33.09 Leased Square Feet as of December 31, 2017 7,510 $ 41.58 65 Hayden Boston, MA

Medical Office

As of and for the quarter ended December 31, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO BY MARKET(1)

					Square Feet						
					On-campus(2)		Off-campus(3)		Total		
MSA	Property Count	Investment	Total Cash NOI	Occupancy %	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	% of Total
Houston, TX	28	$ 521,767	$ 9,138	92.9	1,305	1,425	287	—	1,592	1,425	16
Dallas, TX	28	534,909	9,112	89.1	1,860	34	347	54	2,207	88	12
Seattle, WA	6	215,938	6,102	93.8	667	—	—	—	667	—	4
Denver, CO	15	252,160	4,746	89.8	1,023	—	35	—	1,058	—	6
Nashville, TN	14	160,993	4,744	95.7	1,288	10	—	—	1,288	10	7
Louisville, KY	12	221,607	4,520	93.7	669	17	447	15	1,116	32	6
Philadelphia, PA	3	270,394	3,616	87.2	705	—	213	90	918	90	5
Salt Lake City, UT	13	145,397	3,438	96.0	434	63	154	116	588	179	4
Phoenix, AZ	13	171,932	3,091	86.8	519	—	208	—	727	—	4
San Diego, CA	5	109,396	2,142	97.0	—	176	155	—	155	176	2
Miami, FL	10	95,795	2,133	85.5	498	—	—	30	498	30	3
Las Vegas, NV	7	114,886	1,821	83.6	528	—	—	—	528	—	3
Kansas City, MO	3	77,053	1,521	95.9	260	—	—	8	260	8	1
Los Angeles, CA	5	88,191	1,277	82.6	106	—	174	—	280	—	1
Ogden, UT	9	62,910	1,267	93.2	269	—	13	68	282	68	2
San Antonio, TX	4	69,600	1,231	80.0	353	—	—	—	353	—	2
Washington, DC	3	58,256	939	77.4	55	29	99	—	154	29	1
Sacramento, CA	2	74,483	895	94.4	—	—	29	92	29	92	1
Baltimore, MD	3	31,349	801	96.0	—	63	38	58	38	121	1
San Francisco, CA	1	41,883	773	100.0	—	—	—	104	—	104	1
Remaining	70	786,906	11,281	95.7	1,564	1,267	403	325	1,967	1,592	18
	254	**$ 4,105,805**	**$ 74,588**	**91.8**	**12,103**	**3,084**	**2,602**	**960**	**14,705**	**4,044**	**100**

(1) Excludes three properties that are in development.
(2) Includes 6.6 million square feet subject to ground leases with average expirations of 55 years and renewal options generally ranging from 10 to 25 years.
(3) Includes facilities that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

43

Medical Office

As of and for the quarter ended December 31, 2017, square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SQUARE FEET BY HEALTH SYSTEM

			Square Feet						Directly Leased by Health System	
Health System	**Health System Rank**[(1)]	**Credit Rating**	**On-Campus**	**Anchored**[(2)]	**Adjacent**[(2)]	**Off-Campus**	**Total**	**% of Total**	**% Square Feet**	**% of Annualized Base Rent**
HCA Holdings, Inc.	2	Ba2	7,275	60	236	—	7,571	40.4	16.1	18.2
Memorial Hermann Health System	41	A1	1,568	80	—	—	1,648	8.8	9.2	4.8
Community Health Systems, Inc.	6	B3	1,284	51	—	—	1,335	7.1	7.2	4.7
Norton Healthcare	102	--	686	15	328	—	1,029	5.5	3.6	3.5
Steward Health Care	67	--	718	—	—	—	718	3.8	1.9	1.8
Jefferson Health	97	A2	705	—	—	—	705	3.8	2.1	2.3
Providence Health & Services	3	Aa3	563	—	—	—	563	3.0	1.4	2.3
HonorHealth	128	A2	421	—	—	—	421	2.2	0.8	1.0
Remaining - credit rated			1,735	887	437	—	3,059	16.3		
Non-credit rated			232	93	198	1,177	1,700	9.1		
Total			**15,187**	**1,186**	**1,199**	**1,177**	**18,749**	**100.0**	**42.3**	**38.6**
% of Total			**81.0**	**6.3**	**6.4**	**6.3**				
Total Healthcare Affiliated				**93.7%**						

LEASING ACTIVITY

	Leased Square Feet	**Annualized Base Rent Per Sq. Ft.**	**% Change in Cash Rents**[(3)]	**HCP Tenant Improvements per Sq. Ft.**	**Leasing Costs per Sq. Ft.**	**Average Lease Term (Months)**	**Retention Rate YTD**
Leased Square Feet as of September 30, 2017	**16,852**	**$ 22.87**					
Acquisitions	364	23.96					
Dispositions	(51)	20.13					
Developments and Redevelopments	69	23.26					
Expirations	(629)	25.21					
Renewals, amendments and extensions	516	25.43	1.8	$ 8.51	$ 4.06	53	83.1%
New leases	96	22.17		22.93	6.98	67	
Terminations	(30)	30.34					
Leased Square Feet as of December 31, 2017	**17,187**	**$ 23.02**					

(1) Ranked by revenue based on the 2016 *Modern Healthcare's Healthcare Systems Financial Database*.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored, (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

44

Medical Office

As of and for the quarter ended December 31, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total			On-Campus			Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2018[1]	3,002	17	$ 70,442	18	2,471	$ 58,639	531	$ 11,803
2019	2,186	13	53,525	14	1,735	42,112	451	11,413
2020	2,302	13	58,562	15	2,008	52,082	294	6,480
2021	1,569	9	39,353	10	1,307	32,985	262	6,368
2022	1,721	10	41,882	11	1,318	31,540	403	10,342
Thereafter	6,407	38	128,205	32	5,116	98,625	1,291	29,580
	17,187	**100**	**$ 391,969**	**100**	**13,955**	**$ 315,983**	**3,232**	**$ 75,986**

SAME PROPERTY PORTFOLIO

	4Q16	1Q17	2Q17	3Q17	4Q17
Property count	216	216	216	216	216
Investment	$ 3,204,205	$ 3,216,907	$ 3,232,654	$ 3,243,127	$ 3,267,851
Square feet	15,723	15,729	15,624	15,624	15,624
Occupancy %	92.4	92.4	92.3	91.8	91.5
Total Rental and Operating Revenues	$ 100,460	$ 100,833	$ 101,861	$ 102,504	$ 101,803
Total Operating Expenses	(36,703)	(37,224)	(38,587)	(38,937)	(37,625)
Total NOI	**$ 63,757**	**$ 63,609**	**$ 63,274**	**$ 63,567**	**$ 64,178**
Total Cash Rental and Operating Revenues	$ 99,491	$ 100,305	$ 101,710	$ 102,519	$ 101,773
Total Cash Operating Expenses	(36,116)	(36,643)	(38,007)	(38,362)	(37,043)
Total Cash NOI	**$ 63,375**	**$ 63,662**	**$ 63,703**	**$ 64,157**	**$ 64,730**
			Year-Over-Year Three-Month SPP Growth		**2.1%**

(1) Includes month-to-month and holdover leases.

45

46 (1) Certain operators in the Company's hospital portfolio are not required under their respective leases to provide operational data. Other As of and for the quarter ended December 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs LEASED PROPERTIES Type/Operator Property Count Investment Total Cash NOI Beds Occupancy %(1) Facility EBITDARM CFC(1) Facility EBITDAR CFC(1) Hospitals Acute care 4 $ 341,034 $ 13,233 1,438 46.4 8.73x 8.20x Remaining 10 189,876 5,681 696 50.0 2.85x 2.57x 14 $ 530,910 $ 18,914 2,134 48.6 6.83x 6.38x United Kingdom Maria Mallaband 25 $ 165,570 $ 3,013 1,143 87.9 1.54x 1.29x HC-One 36 239,124 4,533 2,040 93.0 1.53x 1.26x 61 $ 404,694 $ 7,546 3,183 91.2 1.53x 1.27x Post-acute/skilled Wholly-Owned 1 $ 17,909 $ 311 120 89.9 1.97x 1.61x HCP's Share of Unconsolidated JVs 3 7,661 410 360 79.0 N/A N/A 4 $ 25,570 $ 721 480 82.2 Total Leased Properties 79 $ 961,174 $ 27,181 DEBT INVESTMENTS Investment Interest Income Yield Weighted Average Maturity in Years Tandem Consulate Health Care $ 105,000 $ 822 N/A N/A Maria Mallaband - UK 157,146 2,977 7.5% 5.7 Remaining 69,869 1,464 8.4% 2.9 Total Debt Investments $ 332,015 $ 5,263

Other | Same Property Portfolio

As of and for the quarter ended December 31, 2017, dollars in thousands

HOSPITALS

	4Q16	1Q17	2Q17	3Q17	4Q17
Property count	14	14	14	14	14
Investment	$ 530,777	$ 530,910	$ 530,910	$ 530,910	$ 530,910
Beds	2,134	2,134	2,134	2,134	2,134
Occupancy %[1]	50.7	51.2	52.1	50.7	48.6
Facility EBITDARM CFC[1]	6.74x	6.68x	6.50x	6.52x	6.83x
Facility EBITDAR CFC[1]	6.30x	6.24x	6.06x	6.08x	6.38x
Total Rental and Operating Revenues	$ 20,386	$ 20,877	$ 20,460	$ 20,548	$ 20,783
Total Operating Expenses	(1,224)	(1,205)	(1,047)	(1,094)	(1,226)
Total NOI	**$ 19,162**	**$ 19,672**	**$ 19,413**	**$ 19,454**	**$ 19,557**
Total Cash Rental and Operating Revenues	$ 20,045	$ 20,627	$ 20,295	$ 19,929	$ 20,169
Total Cash Operating Expenses	(1,224)	(1,205)	(1,047)	(1,094)	(1,226)
Total Cash NOI	**$ 18,821**	**$ 19,422**	**$ 19,248**	**$ 18,835**	**$ 18,943**
		Year-Over-Year Three-Month SPP Growth			**0.6%**

(1) Certain operators in the Company's hospital portfolio are not required under their respective leases to provide operational data.

UNITED KINGDOM

	4Q16	1Q17	2Q17	3Q17	4Q17
Property count	61	61	61	61	61
Investment	$ 369,612	$ 373,799	$ 388,275	$ 401,165	$ 404,694
Beds	3,198	3,198	3,184	3,183	3,183
Occupancy %	92.9	92.8	91.1	91.8	91.2
Facility EBITDARM CFC	1.56x	1.56x	1.57x	1.57x	1.53x
Facility EBITDAR CFC	1.31x	1.31x	1.31x	1.31x	1.27x
Total Rental and Operating Revenues	$ 7,583	$ 7,592	$ 7,891	$ 8,101	$ 8,216
FX adjustment	524	537	293	112	—
Total NOI	**$ 8,107**	**$ 8,129**	**$ 8,184**	**$ 8,213**	**$ 8,216**
Total Cash Rental and Operating Revenues	$ 6,830	$ 6,830	$ 7,191	$ 7,435	$ 7,546
FX adjustment	473	484	266	103	—
Total Cash NOI	**7,303**	**7,314**	**7,457**	**7,538**	**7,546**
		Year-Over-Year Three-Month SPP Growth			**3.3%**

47

48 Other Same Property Portfolio As of and for the quarter ended December 31, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs TOTAL OTHER(1) 4Q16 1Q17 2Q17 3Q17 4Q17 Property count 79 79 79 79 79 Investment $ 925,958 $ 930,278 $ 944,754 $ 957,645 $ 961,174 Total Rental and Operating Revenues $ 28,606 $ 29,122 $ 29,004 $ 29,304 $ 29,665 Total Operating Expenses (1,237) (1,219) (1,061) (1,109) (1,239) FX adjustment 524 537 293 112 — Total NOI $ 27,893 $ 28,440 $ 28,236 $ 28,307 $ 28,426 Total Cash Rental and Operating Revenues $ 27,513 $ 28,110 $ 28,138 $ 28,019 $ 28,381 Total Cash Operating Expenses (1,237) (1,219) (1,061) (1,109) (1,239) FX adjustment 473 484 266 103 — Total Cash NOI $ 26,749 $ 27,375 $ 27,343 $ 27,013 $ 27,142 Year-Over-Year Three-Month SPP Growth 1.5% (1) Includes four domestic post-acute/skilled properties.

Unconsolidated Joint Ventures[1]

As of and for the quarter ended December 31, 2017, dollars and square feet in thousands

		SHOP					
SELECTED FINANCIAL DATA AT 100%	**Total**	**CCRC**	**RIDEA II JV**	**Remaining SHOP JV**	**Life Science**	**Medical Office**	**Other**
Joint ventures' Investment	$ 2,785,873	$ 1,448,214	$ 908,530	$ 213,611	$ 155,994	$ 49,948	$ 9,576
Joint ventures' mortgage debt	1,340,663	625,561	592,786	119,128	—	—	3,188
Property count	82	15	49	8	4	3	3
Capacity		7,250 Units	5,302 Units	916 Units	278 Sq. Ft.	294 Sq. Ft.	360 Beds
Occupancy %		85.7	82.5	94.7	98.2	90.3	79.0
Total revenues	$ 188,220	$ 103,782	$ 69,730	$ 8,972	$ 3,481	$ 1,720	$ 535
Operating expenses	(147,292)	(83,987)	(55,764)	(5,801)	(704)	(1,013)	(23)
NOI	**$ 40,928**	**$ 19,795**	**$ 13,966**	**$ 3,171**	**$ 2,777**	**$ 707**	**$ 512**
Depreciation and amortization	(38,817)	(23,587)	(9,981)	(1,688)	(745)	(2,732)	(84)
General and administrative expenses	459	747	(180)	63	(106)	(65)	—
Interest expense and other	(15,392)	(7,694)	(6,291)	(1,292)	—	(6)	(109)
Gain (loss) on sales of real estate, net	1,788	—	—	—	—	—	1,788
Net income (loss)	**$ (11,034)**	**$ (10,739)**	**$ (2,486)**	**$ 254**	**$ 1,926**	**$ (2,096)**	**$ 2,107**
Depreciation and amortization	38,817	23,587	9,981	1,688	745	2,732	84
Loss (gain) on sales of real estate, net	(1,788)	—	—	—	—	—	(1,788)
FFO	**$ 25,995**	**$ 12,848**	**$ 7,495**	**$ 1,942**	**$ 2,671**	**$ 636**	**$ 403**
Casualty-related charges/(recoveries), net	324	287	17	14	—	6	—
FFO as adjusted	**$ 26,319**	**$ 13,135**	**$ 7,512**	**$ 1,956**	**$ 2,671**	**$ 642**	**$ 403**
Non-refundable Entrance Fee sales, net[2]	14,182	14,182	—	—	—	—	—
Non-cash adjustments to NOI	(104)	(685)	300	(17)	95	203	—
Non-cash adjustments to net income	1,180	855	256	67	—	—	2
FAD capital expenditures	(10,016)	(3,906)	(3,707)	(277)	(1,231)	(895)	—
FAD	**$ 31,561**	**$ 23,581**	**$ 4,361**	**$ 1,729**	**$ 1,535**	**$ (50)**	**$ 405**
HCP's SHARE OF UNCONSOLIDATED JVs							
HCP's ownership percentage		49%	40% - 45%	40% - 85%	50% - 63%	20% - 67%	80%
HCP's net equity investment[3]	$ 346,460	$ 203,419	$ 19,608	$ 44,081	$ 65,581	$ 12,488	$ 1,283
Mortgage debt[3]	170,476	104,628	—	65,848	—	—	—
NOI	19,331	9,700	5,595	1,617	1,623	386	410
Cash NOI	25,682	15,852	5,715	1,604	1,676	425	410
Net income (loss)[3]	6,330	(2,600)	6,752	3	752	(263)	1,686
FFO[3]	17,247	8,526	5,546	919	1,562	370	324
FFO as adjusted[3]	17,366	8,629	5,549	932	1,562	370	324
FAD[3]	20,023	13,702	4,227	868	846	54	326

(1) Excludes developments and land held for sale.
(2) Includes $20.9 million related to non-refundable Entrance Fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $6.7 million related to non-refundable Entrance Fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.
(3) HCP's pro rata share excludes activity related to $437M of debt funded by HCP.

49

2018 Guidance

Projected full year 2018, dollars in millions, except per share amounts

	Full Year 2018 Guidance (February 13, 2018)
Net income, FFO and FFO as Adjusted per Share Guidance	
Diluted earnings per common share	$0.79 - $0.85
Diluted FFO per common share	$1.73 - $1.79
Diluted FFO as adjusted per common share	$1.77 - $1.83
Annualized dividend per share	$1.48
Year-Over-Year SPP Cash NOI Guidance(1)(2)	
Senior housing triple-net	0.50% - 1.50%
SHOP	(4.0%) - 0.00%
Life science	0.25% - 1.25%
Medical office	1.75% - 2.75%
Other	0.50% - 1.50%
Total Portfolio	**0.25% - 1.75%**
Other Supplemental Information - Cash Addition (Reduction)	
Amortization of deferred compensation	$17 - $19
Amortization of deferred financing costs	$12 - $14
Straight-line rents	($16) - ($20)
FAD capital expenditures(3)	($104) - ($110)
CCRC Entrance Fees, net	$17 - $20
Deferred income taxes	($8) - ($12)
Other adjustments(3)	($16) - ($20)
Capital Expenditures (excluding FAD Capital Expenditures)	
1st generation tenant improvements / ICE	$55 - $58
Casualty related capital	$16 - $18
Revenue enhancing	$45 - $50
Development and Redevelopment	$330 - $370
HCP's Share of Unconsolidated JVs Development and Redevelopment	$45 - $55
HCP's Share of Unconsolidated JVs revenue enhancing and other	$20 - $25
Other Items	
Interest income	$9 - $11
General and administrative (excluding severance and related charges)	$82 - $87
Interest expense	$255 - $275
HCP's Share of Unconsolidated JVs Total Cash NOI(4)	$76 - $84
HCP's Share of Unconsolidated JVs FFO	$55 - $63
Net dispositions(5)	$1.8B - $2.4B @ 6.9%

(1) Effective 2018, unconsolidated JVs will be removed from the same property portfolio in order to better align with how management views the business and to improve the comparability of our results. For additional detail, refer to the Discussion and Reconciliation of Non-GAAP Financial Measures on the Investor Relations section of our website at http://ir.hcpi.com/

(2) SPP Cash NOI guidance includes $9.0 million related to non-comparable items identified below. Excluding these items, SPP Cash NOI guidance would be 2.00% at the mid-point.

	2018 Guidance		
	Mid-point	Mid-point Excluding Non-comparable Items	Comments
Senior housing triple-net	1.00%	2.00%	SPP includes $2.5M of the $5.0M total rent reduction related to the Brookdale Transaction
Life science	0.75%	3.75%	Renewal of 147K sf lease in South San Francisco - ($6.5M)
Total Portfolio	**1.00%**	**2.00%**	

(3) FAD capital expenditures exclude approximately $13 to $15 million related to HCP's share of FAD capital expenditures in unconsolidated JVs, which are included below in Other adjustments.

(4) HCP's Share of Unconsolidated JVs Total Cash NOI guidance consists of the following:

Joint Venture	HCP's Share of Total Cash NOI	Comments
RIDEA II JV	$8 - $12	Expected to sell in 2018
CCRC JV	$56 - $59	
Other JVs	$12 - $13	
Total	**$76 - $84**	

(5) Base case assumes that proceeds from dispositions are used to repay approximately $1.5 billion of debt at a blended rate of approximately 4%. The remaining proceeds are assumed to be reinvested into a combination of capital expenditures and investments. Major disposition assumptions consist of the following:

Transaction	Timing(A)	Amount	2018 Cash Yield
Brookdale sales - 4 SHOP / 2 NNN	End of Q1	$275(B)	7.4%(C)
U.K. Portfolio	Q2	$500 - $600	6.0% - 7.2%
RIDEA II JV	Q2	$332	6.8%
Genentech PO	7/1/2018	$269	8.0%
BKD 3rd Party Transactions - SHOP / NNN	Mid-Year	$600 - $700	6.8% - 8.0%(D)

(A) Represents base case assumptions. Actual timing could fluctuate due to various factors.
(B) Includes a $32 million sale that occurred in January 2018.
(C) 6.5% cap rate based on trailing twelve month EBITDAR at time of announcement.
(D) 6.5% - 7.5% cap rate based on trailing twelve month EBITDAR and estimated proceeds at time of announcement.

50

Brookdale Transaction | Non-Cash NOI Impact[1]

Dollars in thousands

	Three Months Ended December 31, 2017					
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total NOI	$ 57,322	$ 21,436	$ 76,238	$ 75,197	$ 28,465	$ 258,658
Revenue reduction related to triple-net lease terminations[2]	19,723	—	—	—	—	19,723
Operating expense related to management contract terminations	—	34,918	—	—	—	34,918
Total NOI excluding non-cash impact of Brookdale Transaction	**$ 77,045**	**$ 56,354**	**$ 76,238**	**$ 75,197**	**$ 28,465**	**$ 313,299**
Total SPP NOI	$ 41,617	$ 6,326	$ 63,498	$ 64,178	$ 28,426	$ 204,045
Revenue reduction related to triple-net lease terminations[2]	33,419	—	—	—	—	33,419
Operating expense related to management contract terminations	—	32,999	—	—	—	32,999
Total SPP NOI excluding non-cash impact of Brookdale Transaction	**$ 75,036**	**$ 39,325**	**$ 63,498**	**$ 64,178**	**$ 28,426**	**$ 270,463**
Total SPP NOI for three months ended December 31, 2016	71,782	42,831	60,091	63,757	27,893	266,354
Three-month year-over-year Total SPP NOI growth excluding the Brookdale Transaction	4.5%	(8.2%) [3]	5.7%	0.7%	1.9%	1.5%

	Year Ended December 31, 2017					
	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Total NOI	$ 309,728	$ 195,513	$ 287,182	$ 295,698	$ 113,709	$ 1,201,830
Revenue reduction related to triple-net lease terminations[2]	19,723	—	—	—	—	19,723
Operating expense related to management contract terminations	—	34,918	—	—	—	34,918
Total NOI excluding non-cash impact of Brookdale Transaction	**$ 329,451**	**$ 230,431**	**$ 287,182**	**$ 295,698**	**$ 113,709**	**$ 1,256,471**
Total SPP NOI	$ 248,852	$ 110,506	$ 247,496	$ 251,728	$ 111,231	$ 969,813
Revenue reduction related to triple-net lease terminations[2]	33,419	—	—	—	—	33,419
Operating expense related to management contract terminations	—	32,999	—	—	—	32,999
Total SPP NOI excluding non-cash impact of Brookdale Transaction	**$ 282,271**	**$ 143,505**	**$ 247,496**	**$ 251,728**	**$ 111,231**	**$ 1,036,231**
Total SPP NOI for twelve months ended December 31, 2016	273,787	144,174	239,684	247,147	108,625	1,013,417
Twelve-month year-over-year Total SPP NOI growth excluding the Brookdale Transaction	3.1%	(0.5%)	3.3%	1.9%	2.4%	2.3%

(1) The Brookdale Transaction refers to the previously announced master transactions and cooperation agreement with Brookdale entered into November 1, 2017. In connection with the agreement, 2017 Total NOI and Total SPP NOI include net non-cash charges related to the right to terminate certain triple-net leases and management agreements. A summary of the impact of these non-cash charges is presented in the table above.

(2) Represents the net revenue reduction from the write-off of lease-related intangibles assets, partially offset by the value associated with the right to terminate certain triple-net leases. The Total NOI triple-net lease termination impact differs from the Total SPP NOI impact due to the lease termination value attributed to two assets that are held for sale and, therefore, not included in SPP.

(3) The fourth quarter 2017 SHOP Total SPP NOI growth rate was impacted by: (i) outsized volume purchase rebates recorded in the fourth quarter of 2016 (3.0%); (ii) a portfolio of recently acquired and transitioned assets entering the SPP pool in fourth quarter 2017 prior to reaching stabilized occupancy (2.8%); (iii) an increase in sales and marketing expenses in fourth quarter 2017 to catch up from lower spend during the first half of 2017 and to better position the portfolio for 2018 (2.3%); and (iv) under-accrual by an operator of a utility bill which was provisioned for in fourth quarter 2017 (1.0%). Adjusting for these items, normalized fourth quarter 2017 SHOP Total SPP NOI growth would be 0.9%.

51

2017 Summary Results | Portfolio Summary

Effective with the first quarter 2018 Supplemental, HCP's Share of the Unconsolidated JVs will be reported in the Other non-reportable segment and will be removed from the same property portfolio, consistent with the 2018 FY SPP guidance.

- Removing the unconsolidated JVs from the segments (particularly the CCRC JV from the SHOP segment) improves the comparability of our results and aligns the reporting with how management now views the business
- The Supplemental Report will continue to include the performance trend for the CCRC JV and selected financial data for our joint ventures found on pages 38 and 49 to ensure visibility into the venture's performance
- We have presented a summary of 2017 results reflecting HCP's Share of Unconsolidated JVs both reported in the segments and reported in the Other non-reportable segment in order to increase transparency of the change and to provide 2017 results in a manner comparable to 2018 guidance

PORTFOLIO SUMMARY WITH UNCONSOLIDATED JVS REPORTED IN SEGMENTS

	Property Count		4Q17 Total Cash NOI	% of Total
Senior housing triple-net	181	$	77,265	24
SHOP	176		61,255	19
Life science	135		72,985	23
Medical office	257		74,588	24
Other	79		32,444	10
	828	**$**	**318,537**	**100**

PORTFOLIO SUMMARY WITH UNCONSOLIDATED JVS REPORTED IN OTHER

	Property Count		4Q17 Total Cash NOI	% of Total
Senior housing triple-net	181	$	77,265	24
SHOP	102		38,084	12
Life science	131		71,309	22
Medical office	254		74,163	24
Other[(1)]	160		57,716	18
	828	**$**	**318,537**	**100**


Other 10%
Senior housing triple-net 24%
N³
Medical office 24%
SHOP 19%
Life science 23%


UK 2%
Hospitals 6%
Debt Investments 2%
Unconsolidated JVs 8%
Senior housing triple-net 24%
N³
Medical office 24%
SHOP 12%
Life science 22%

(1) Includes Total Cash NOI related to the RIDEA II JV (2% of total) and U.K. investments (3% of total including U.K. debt investments), which are expected to sell in 2018.

52

2017 Summary Results | HCP's Share of Unconsolidated JVs in Other

For the quarter ended December 31, 2017, dollars in thousands

TABLE 1 - PORTFOLIO SUMMARY WITH UNCONSOLIDATED JVS REPORTED IN SEGMENTS[1]

	Total Rental and Operating Revenues	Total Operating Expenses	Total NOI	Total Cash NOI	Interest Income	Total Cash NOI and Interest Income
Senior housing triple-net	$ 58,214	$ (892)	$ 57,322	$ 77,265	$ —	$ 77,265
SHOP	217,462	(196,026)	21,436	61,255	—	61,255
Life science	98,605	(22,367)	76,238	72,985	—	72,985
Medical office	120,769	(45,572)	75,197	74,588	—	74,588
Other	29,752	(1,287)	28,465	27,181	5,263	32,444
	$ 524,802	**$ (266,144)**	**$ 258,658**	**$ 313,274**	**$ 5,263**	**$ 318,537**

TABLE 2 - PORTFOLIO SUMMARY WITH UNCONSOLIDATED JVS REPORTED IN OTHER[1]

	Total Rental and Operating Revenues	Total Operating Expenses	Total NOI	Total Cash NOI	Interest Income	Total Cash NOI and Interest Income
Senior housing triple-net	$ 58,214	$ (892)	$ 57,322	$ 77,265	$ —	$ 77,265
SHOP	133,789	(129,265)	4,524	38,084	—	38,084
Life science	96,592	(21,977)	74,615	71,309	—	71,309
Medical office	120,077	(45,266)	74,811	74,163	—	74,163
Other	116,130	(68,744)	47,386	52,453	5,263	57,716
	$ 524,802	**$ (266,144)**	**$ 258,658**	**$ 313,274**	**$ 5,263**	**$ 318,537**

(1) Includes non-cash adjustments related to the Brookdale Transaction. For further discussion, see "Brookdale Transaction - Non-Cash NOI Impact" on page 51 of this report.

53

2017 Summary Results | SPP Excluding HCP's Share of Unconsolidated JVs

As of and for the quarter and year ended December 31, 2017, dollars in thousands

YEAR-OVER-YEAR SPP - INCLUDING HCP'S SHARE OF UNCONSOLIDATED JVS

	Three-Month					Full Year				
		Occupancy		Growth			Occupancy		Growth	
	Property Count	4Q17	4Q16	Total SPP NOI	Total SPP Cash NOI	Property Count	4Q17	4Q16	Total SPP NOI	Total SPP Cash NOI
Senior housing triple-net	179	86.4%	88.0%	(1)	2.6%	174	86.5%	87.9%	(1)	5.6%
SHOP	83	87.0%	88.7%	(1)	(8.3%) (2)	67	87.8%	89.5%	(1)	0.2%
Life science	113	94.7%	96.0%	5.7%	5.1%	112	94.7%	97.1%	3.3%	4.2%
Medical office	216	91.5%	92.4%	0.7%	2.1%	215	91.5%	92.4%	1.9%	3.0%
Other	79	N/A	N/A	1.9%	1.5%	78	N/A	N/A	2.4%	1.2%
Total Portfolio	**670**			(1)	**1.2%**	**646**			(1)	**3.4%**

YEAR-OVER-YEAR SPP - EXCLUDING HCP'S SHARE OF UNCONSOLIDATED JVS

	Three-Month					Full Year				
		Occupancy		Growth			Occupancy		Growth	
	Property Count	4Q17	4Q16	SPP NOI	SPP Cash NOI	Property Count	4Q17	4Q16	SPP NOI	SPP Cash NOI
Senior housing triple-net	179	86.4%	88.0%	(1)	2.6%	174	86.5%	87.9%	(1)	5.6%
SHOP	63	87.2%	89.6%	(1)	(6.9%)	48	88.6%	91.0%	(1)	0.8%
Life science	109	94.6%	96.0%	5.7%	5.0%	108	94.6%	97.2%	3.2%	4.1%
Medical office	213	91.5%	92.4%	0.7%	2.1%	212	91.4%	92.3%	1.9%	3.0%
Other	76	N/A	N/A	1.8%	1.4%	75	N/A	N/A	2.4%	1.2%
Total Portfolio	**640**			(1)	**1.6%**	**617**			(1)	**3.5%**

(1) Includes non-cash adjustments related to the Brookdale Transaction. For further discussion, see "Brookdale Transaction - Non-Cash NOI Impact" on page 51 of this report.
(2) The fourth quarter 2017 SHOP Total SPP Cash NOI growth rate was impacted by: (i) outsized volume purchase rebates recorded in the fourth quarter of 2016 (3.0%); (ii) a portfolio of recently acquired and transitioned assets entering the SPP pool in fourth quarter 2017 prior to reaching stabilized occupancy (2.8%); (iii) an increase in sales and marketing expenses in fourth quarter 2017 to catch up from lower spend during the first half of 2017 and to better position the portfolio for 2018 (2.3%); and (iv) under-accrual by an operator of a utility bill which was provisioned for in fourth quarter 2017 (1.0%). Adjusting for these items, normalized fourth quarter 2017 SHOP Total SPP Cash NOI growth would be 0.8%.

54

55 Glossary Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent includes the Company’s share of unconsolidated JVs calculated on the same basis and excludes properties in the Company’s SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). The Company uses Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service for the trailing 12 months and one quarter in arrears from the date reported. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet its obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV, casualty-related charges (recoveries) and foreign currency exchange gains (losses). Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities.

56 Glossary Estimated / Actual Completion Date For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from most borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD. Funds From Operations (“FFO”) and FFO as Adjusted* See the “Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FFO and FFO as adjusted. HCP’s Share of Unconsolidated JVs HCP’s pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. Healthcare Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Initial Capital Expenditures (“ICE”) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. Metropolitan Statistical Areas (“MSA”) Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core. Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations.

57 Glossary Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees and the impact of deferred community fee income and expense. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to- month leases, as of the end of the period reported. For senior housing triple-net facilities, post- acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For properties in the Company’s SHOP, Occupancy represents the facilities’ average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP’s share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Penetration Rate Reflects the number of available senior housing units by majority type as a percentage of households with seniors age 80 and older. This measurement is an indicator of market demand for new development and expansion projects. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Qualified Care Giver Qualified Care Giver represents a household consisting of individuals between 45 and 64 years of age with income of $100,000 or more. Qualified Care Giver % is the ratio of Qualified Care Givers to the total population, which provides an indication of senior housing demand due to the role adult children have in the senior housing selection process. Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Rental and Operating Revenues and Total Rental and Operating Revenues* Includes rental related revenues, tenant recoveries, resident fees and services and income from Direct Financing Leases. Total rental and operating revenue includes the Company’s pro rata share from unconsolidated JVs presented on the same basis. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR SHOP* The 3-month average Rental and Operating Revenues per occupied unit for the most recent period available weighted to reflect HCP's share. The 3-month average Rental and Operating Revenues per occupied unit for the most recent calendar quarter. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company’s pro rata share. REVPOR Triple-net The 3-month average facility revenue per occupied unit, one quarter in arrears from the period presented. Facility revenue consists primarily of resident rents generated at triple-net communities, which are not included in HCP’s financial results. Facility revenues are derived solely from information provided by operators/tenants without independent verification by the Company. REVPOR Triple-net excludes vacant facilities, newly completed assets under lease-up, assets sold, acquired or transitioned to a new operating structure (such as triple-net to SHOP) during the relevant period. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”)* SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of its consolidated portfolio of properties. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. SPP NOI for properties that undergo a change in ownership is reported based on the current ownership percentage. Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP). Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

58 Glossary Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Cash Operating Expenses* Consolidated cash operating expenses plus the Company’s pro rata share of cash operating expenses from its unconsolidated JVs. Total cash operating expenses represents property level operating expenses after eliminating the effects of straight-line rents, lease termination fees and the impact of deferred community fee expense. Total Cash Rental and Operating Revenues* Consolidated cash rental and operating revenue plus the Company’s pro rata share of cash rental and operating revenue from its unconsolidated JVs. Total cash rental and operating revenue represents rental and related revenues, tenant recoveries, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, non-refundable entrance fees, net of entrance fee amortization, lease termination fees and the impact of deferred community fee income. Total Debt* Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Total NOI and Cash NOI* NOI and Cash NOI plus the Company's pro rata share of NOI and Cash NOI from its unconsolidated JVs. Total Operating Expenses* Consolidated operating expenses plus the Company’s pro rata share of operating expenses from its unconsolidated JVs. Total Rental and Operating Revenues* Consolidated rental and operating revenue plus the Company’s pro rata share of rental and operating revenue from its unconsolidated JVs. Total Secured Debt* Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total SPP* SPP NOI and Cash NOI plus the Company's pro rata share of SPP from its unconsolidated JVs. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation.

59 Debt Ratios Adjusted EBITDA and AdjustedFixed Charge Coverage Dollars in thousands Three Months Ended Year Ended December 31, 2017 December 31, 2017 Net income $ (57,924) $ 422,634 Interest expense 71,882 307,716 Income tax expense (benefit) 13,297 (1,333) Depreciation and amortization 136,833 534,726 HCP’s share of unconsolidated JVs: Interest expense 1,783 6,763 Income tax expense (benefit) 39 172 Depreciation and amortization 12,347 60,058 Other JV adjustments (74) (522) EBITDA $ 178,183 $ 1,330,214 Loss (gain) on sales of real estate, net (33,789) (356,641) HCP’s share of gain on sale of real estate from unconsolidated JVs (1,430) (1,430) Impairments (recoveries) of real estate, net — 22,590 Transaction-related items 60,100 62,576 Other impairments (recoveries), net 84,374 92,900 Severance and related charges 1,111 5,000 Loss on debt extinguishments — 54,227 Litigation costs 8,130 15,637 Casualty-related charges (recoveries), net(1) 1,860 12,833 Foreign currency remeasurement losses (gains) (58) (1,043) Adjusted EBITDA $ 298,481 $ 1,236,863 ADJUSTED FIXED CHARGES Interest expense $ 71,882 $ 307,716 HCP’s share of unconsolidated JV interest expense 1,783 6,763 Capitalized interest 4,330 16,937 Fixed charges $ 77,995 $ 331,416 Adjusted fixed charge coverage 3.8x 3.7x (1) Represents property damage and associated costs, inclusive of the Company’s share from its unconsolidated JVs, offset by insurance receivable.

60 Debt Ratios As of the year ended December 31, 2017, dollars in thousands TOTAL DEBT AND NET DEBT December 31, 2017 Bank line of credit(1) $ 1,017,076 Term loan(2) 228,288 Senior unsecured notes 6,396,451 Mortgage debt 144,486 Other debt 94,165 Consolidated debt $ 7,880,466 HCP's share of unconsolidated JV mortgage debt 171,064 HCP's share of unconsolidated JV other debt 180,011 Total Debt $ 8,231,541 Cash and cash equivalents (55,306) HCP's share of unconsolidated JV cash and cash equivalents (33,553) Net Debt $ 8,142,682 (1) Includes £105 million translated into U.S. dollars (“USD”). (2) Represents £169 million translated into USD. (3) Represents the current quarter Adjusted EBITDA multiplied by a factor of four. FINANCIAL LEVERAGE December 31, 2017 Total Debt $ 8,231,541 Total Gross Assets 18,052,955 Financial Leverage 45.6% SECURED DEBT RATIO December 31, 2017 Mortgage debt $ 144,486 HCP's share of unconsolidated JV mortgage debt 171,064 Secured debt $ 315,550 Total Gross Assets 18,052,955 Secured Debt Ratio 1.7% NET DEBT TO ADJUSTED EBITDA As of and for the three months and year ended December 31, 2017, dollars in thousands Three Months Ended December 31, 2017 Year Ended December 31, 2017 Net Debt $ 8,142,682 $ 8,142,682 Adjusted EBITDA 1,193,924 (3) 1,236,863 Net Debt to Adjusted EBITDA 6.8x 6.6x

61 COMPANY Information BOARD OF DIRECTORS DAVID B. HENRY Chairman of the Board, HCP, Inc. Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation THOMAS M. HERZOG President and Chief Executive Officer, HCP, Inc. BRIAN G. CARTWRIGHT Senior Advisor, Patomak Global Partners, LLC Former General Counsel, SEC CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG EXECUTIVE MANAGEMENT THOMAS M. HERZOG President and Chief Executive Officer PETER A. SCOTT Executive Vice President Chief Financial Officer TROY E. MCHENRY Executive Vice President General Counsel and Corporate Secretary JAMES P. HOFFMANN Former Partner and Senior Vice President, Wellington Management Company MICHAEL D. MCKEE Former Executive Chairman, HCP, Inc. PETER L. RHEIN Partner, Sarlot & Rhein JOSEPH P. SULLIVAN Chairman Emeritus, Board of Advisors, RAND Health; Former Chief Executive Officer, American Health Properties, Inc. THOMAS M. KLARITCH Executive Vice President and Chief Operating Officer KENDALL K. YOUNG Senior Managing Director Senior Housing Properties SHAWN G. JOHNSTON Senior Vice President and Chief Accounting Officer

62 Forward-Looking Statements & Risk Factors Statements contained in this supplemental report which are not historical facts are "forward- looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) the Company’s pending or contemplated acquisitions, dispositions and development projects, including with respect to closing dates, completion dates, stabilization dates, rentable square feet, costs to complete, occupancy, yield, total investment and return on investment, (ii) future new supply and demographics, (iii) the Company’s 2018 guidance and assumptions with respect thereto, and (iv) target metrics, including but not limited to Net Debt to Adjusted EBITDA and Financial Leverage. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward- looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues, the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences, medical office buildings and hospitals, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties and the costs of associated property development; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with the Company’s investments in JVs and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of acquisitions and other investments within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the potential impact on the Company Continued Solana Preserve Vintage Park Houston, TX

63 and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on the Company’s tenants and operators of legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification and inspection requirements as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on the Company’s website, www.hcpi.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. Forward-Looking Statements & Risk Factors (continued) Solana Preserve Vintage Park Houston, TX

64 CORPORATE HEADQUARTERS 1920 MAIN STREET, SUITE 1200 IRVINE, CA 92614 (949) 407-0700 SAN FRANCISCO OFFICE 950 TOWER LANE, SUITE 1650 FOSTER CITY, CA 94404 NASHVILLE OFFICE 3000 MERIDIAN BOULEVARD, SUITE 200 FRANKLIN, TN 37067